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                                   EXHIBIT 2.1

                              COMBINATION AGREEMENT

         THIS COMBINATION AGREEMENT is made as of June 20, 2003,

AMONG

         ACETEX CORPORATION, a body corporate existing under the laws of Alberta with its head office in the City of Vancouver, in the Province of British Columbia (hereinafter called "ACETEX")

AND

         2028569 ONTARIO LIMITED, a body corporate existing under the laws of Ontario with its registered office in the City of Toronto, in the Province of Ontario (hereinafter called
         "ACETEX SUB")

AND

         AT PLASTICS INC., a body corporate existing under the laws of the Province of Ontario with its head office in the City of Brampton, in the Province of Ontario (hereinafter called "AT PLASTICS")

         WHEREAS Acetex and AT Plastics wish to propose a combination of their businesses;

         AND WHEREAS the parties hereto intend to carry out the transactions contemplated herein by way of an amalgamation of AT Plastics and Acetex Sub pursuant to which the shareholders of AT Plastics will dispose of their shares and receive shares of Acetex;

         AND WHEREAS the parties hereto have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to such amalgamation;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto do hereby covenant and agree as follows.

                                   ARTICLE 1
                                 INTERPRETATION

1.1      DEFINITIONS

         In this Agreement, unless the context otherwise requires:

"ACETEX OPTION PLAN" means the Acetex Employee Stock Option Plan, as amended and restated effective August 17, 2000;

"ACETEX SHARES" means common shares in the capital of Acetex;


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"ACETEX SHAREHOLDERS" means the holders of Acetex Shares;

"ACETEX SUB" means 2028569 Ontario Limited;

"ACETEX SUBSTITUTE WARRANTS #1" and "ACETEX SUBSTITUTE WARRANTS #2" means those warrants to acquire Acetex Shares as set out in Schedule E hereto;

"ACQUISITION PROPOSAL" means any merger, amalgamation, consolidation, arrangement, business combination, recapitalization, take-over bid, sale of material assets, material sale of treasury shares or rights or interests therein or thereto (other than a public offering of treasury shares) or similar transactions involving Acetex or AT Plastics or any Material Subsidiary of Acetex or AT Plastics, or a proposal to do so, excluding the Amalgamation;

"AMALGAMATION" means the amalgamation involving AT Plastics and Acetex Sub pursuant to the provisions of Section 175 of the OBCA, on the terms and conditions set forth in herein;

"AMALGAMATED CORPORATION" means the corporation continuing on the amalgamation of Acetex Sub and AT Plastics;

"ARTICLES OF AMALGAMATION" means the articles of amalgamation in form attached as Schedule A hereto;

"AT PLASTICS AMALGAMATION RESOLUTION" means the special resolution of AT Plastics Shareholders approving the Amalgamation;

"AT PLASTICS CIRCULAR" means the management information circular to be prepared and sent to the AT Plastics Shareholders in connection with the AT Plastics Meeting;

"AT PLASTICS MEETING" means the special meeting of AT Plastics Shareholders to approve the Amalgamation;

"AT PLASTICS OPTION PLAN" means the AT Plastics Employee Stock Option Plan, as amended and restated May 1, 2002;

"AT PLASTICS OPTIONHOLDERS" means the holders of AT Plastics Options;

"AT PLASTICS OPTIONS" means AT Plastics Employee Stock Options;

"AT PLASTICS SHAREHOLDERS" means the holders of AT Plastics Shares;

"AT PLASTICS SHARES" means the common shares in the capital of AT Plastics;

"AT PLASTICS SUPPORT OBLIGATIONS" means those obligations described in Schedule F hereto;

"AT PLASTICS WARRANTS" means warrants outstanding pursuant to Warrant Certificates dated June 2, 2003 entitling Peninsula Funds III, L.P to acquire 4,240,568 AT Plastics Shares at a price of $1.57 per share and Connecticut General Life Insurance Company; to acquire 843,113 AT Plastics Shares at a price of $.72 per share;

"AT PLASTICS WARRANTHOLDERS" means Peninsula Fund III, L.P. and Connecticut General Life Insurance Company;


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"BUSINESS DAY" means any day, other than Saturday, Sunday and a statutory holiday in the Province of Ontario;

"COMPETITION ACT" means the Competition Act, R.S.C. 1985, c. C-34, as amended;

"CONFIDENTIALITY AGREEMENT" means the Confidentiality Agreement dated April 5, 2003 between Acetex and AT Plastics;

"DEPOSITORY" means Computershare Trust Company, or any successor thereto;

"DIRECTOR" means the Director of Corporations appointed pursuant to Section 278 of the OBCA;

"EFFECTIVE DATE" means the date upon which the Amalgamation becomes effective under the OBCA;

"ENCUMBRANCE" includes, without limitation, any mortgage, pledge, assignment, charge, lien, security interest, adverse interest in property, other third party interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

"ENVIRONMENTAL APPROVALS" means all permits, certificates, licenses, authorizations, consents, instructions, registrations, directions or approvals issued or required by Governmental Entities pursuant to Environmental Laws;

"ENVIRONMENTAL LAWS" means all applicable Laws, including applicable common laws, relating to the protection of the environment and employee and public health and safety;

"GOVERNANCE ARRANGEMENTS" means the arrangements set forth in Schedule D hereto;

"GOVERNMENTAL ENTITY" means any (a) multi-national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board or authority of any of the foregoing or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"HAZARDOUS SUBSTANCE" means any pollutant, contaminant, waste of any nature, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good as defined, judicially interpreted or identified in any applicable Environmental Law;

"LAWS" means all laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, policies, notices, directions and judgments or other requirements of any Governmental Entity;

"LENDER CONSENTS" means the consents of the lenders to AT Plastics to the Amalgamation;

"LETTER OF TRANSMITTAL" means the letter of transmittal sent by AT Plastics to the AT Plastics Shareholders concurrently with the sending of the AT Plastics Circular for the AT Plastics Meeting;

"MATERIAL ADVERSE CHANGE" or "material adverse effect" means, when used in connection with Acetex or AT Plastics, any change, effect, event, occurrence or change in a state of facts that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such Party and its Subsidiaries, taken as a whole, other than any change, effect, event, occurrence or change in a state of facts principally caused by a change, effect, event, occurrence or change in a state of facts in (i) the


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Canadian or United States economies or financial, currency exchange, securities or commodities markets in general, (ii) the trading price of the Acetex Shares or AT Plastics Shares, respectively, or other securities of Acetex or AT Plastics immediately following and reasonably attributable to the announcement of this Agreement and the transactions contemplated hereby, (iii) the chemical manufacturing industry in general, and (iv) specific matters disclosed in the disclosure memoranda delivered pursuant to Section 1.10;

"MATERIAL SUBSIDIARY" in respect of a Party means a Subsidiary of that Party the total assets of which constitute more than 10% of the consolidated assets of the Party or the total revenues of which constitute more than 10% of the consolidated revenues of that Party, in each case based on the unaudited interim financial statements for the three months ended March 31, 2003;

"MEETING DATE" means August 1, 2003 or such other date as the parties may agree upon;

"OBCA" means the Business Corporations Act, R.S.O. 1990, c. B-16, as may be amended;

"PARTIES" means Acetex, Acetex Sub and AT Plastics and "Party" means any one of them;

"RETURNS" means all material reports, information statements and returns relating to or as required to be filed in connection with any Taxes;

"SUBSIDIARY" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a Subsidiary;

"SUPERIOR PROPOSAL" shall have the meaning as set forth in Section 5.5(a);

"TAX ACT" means the Income Tax Act, R.S.C. 1985, c. 1 (5th supp.), as amended;
and

"TAXES" means all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any Governmental Entity; which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal, state and provincial income taxes), capital taxes, payroll and employee withholding taxes, unemployment insurance, social insurance taxes (including Canada Pension Plan payments), sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, pension assessment and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which one of the Parties or any of its Subsidiaries is required to pay, withhold or collect.

1.2      INTERPRETATION

         The division of this Agreement into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The Parties hereto acknowledge that their respective legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting Party will not be applicable in the interpretation of this Agreement.


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1.3      ARTICLE REFERENCES

         Unless the contrary intention appears, references in this Agreement to an Article, Section, subsection, paragraph or Schedule by number or letter or both refer to the Article, Section, subsection, paragraph or Schedule, respectively, bearing that designation in this Agreement.

1.4      NUMBER AND GENDER

         In this Agreement, unless the contrary intention appears, words importing the singular include the plural and vice versa; words importing gender shall include all genders; and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any Governmental Entity).

1.5      DATE FOR ANY ACTION

         If the date on which any action is required to be taken hereunder by any of the Parties is not a day of business in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a day of business in such place.

1.6      CURRENCY

         Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of Canada.

1.7      SCHEDULES

         Schedules A, B, C, D, E and F annexed to this Agreement; being the Articles of Amalgamation, the representations and warranties of Acetex and AT Plastics, Governance Arrangements, Acetex Substitute Warrants #1 and #2 and AT Plastics Support Obligations respectively, are incorporated by reference into this Agreement and form a part hereof.

1.8      ACCOUNTING MATTERS

         Unless otherwise stated, all accounting terms used in this Agreement shall have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature required to be made shall be made in a manner consistent with, Canadian generally accepted accounting principles.

1.9      MATERIAL

         The terms "material" and "materially" shall, when used in this Agreement, be construed, measured or assessed on the basis of whether the matter would materially affect a Party and its Subsidiaries, taken as a whole, or would significantly impede the ability to complete the Amalgamation in accordance with this Agreement.

1.10     DISCLOSURE

         Where in this Agreement reference is made to disclosure in writing, or disclosed in writing on or prior to the date hereof, such disclosure shall be made in writing in separate memorandum, dated the date hereof and signed by an officer of each of Acetex or AT Plastics, as the case may be, and delivered to the other immediately prior to the execution of this Agreement. Such disclosure memoranda


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shall make specific reference to the applicable Sections and paragraphs of this
Agreement in respect of which such disclosure is made.

                                    ARTICLE 2
                                 THE COMBINATION

2.1      AMALGAMATION

(a)      Subject to the terms and conditions hereof:

           (i) AT Plastics and Acetex Sub shall amalgamate pursuant to the provisions of section 175 of the OBCA and the Articles of Amalgamation shall be filed;

          (ii) Shareholders of AT Plastics shall receive 1/6 of an Acetex Share for each AT Plastics Share held;

         (iii) Acetex shall receive one share of the Amalgamated Corporation for each share of Acetex Sub held.

(b) On the Effective Date each AT Plastics Option will, without any further action on the part of any AT Plastics Optionholder, become an option (remaining under the AT Plastics Option Plan) to purchase the number of Acetex Shares determined by dividing the number of AT Plastics Shares subject to the particular AT Plastics Option at the Effective Date by 6, at an exercise price per Acetex Shares equal to the exercise price per share in the particular AT Plastics Option at the Effective Time multiplied by 6. If the foregoing calculation results in an option being exercisable for a fraction of an Acetex Share then the number of Acetex Shares subject to such option will be rounded down to the nearest whole number of shares, and the exercise price per whole Acetex Share will be as determined above. The obligations of AT Plastics under the AT Plastics Options so converted shall be assumed by Acetex and Acetex shall be substituted for AT Plastics under the AT Plastics Option Plan, the address for exercise of such converted options shall be the registered office of Acetex in Calgary, Alberta,
         Attention: Corporate Secretary, and the AT Plastics Options will be further modified as necessary to effect such conversion. Except as provided in this subsection, the term, exerciseability and all other terms and conditions of the AT Plastics Options in effect at the Effective Date shall govern the AT Plastics Options as so converted.

(c) On the Effective Date the AT Plastics Warrants shall be cancelled and extinguished and in consideration therefore Peninsula Fund III, L.P. shall be entitled to receive Acetex Substitute Warrant #1 entitling it to acquire 706,760 Acetex Shares at an exercise price equal to the closing price of the Acetex Shares on the Toronto Stock Exchange on the Effective Date or if there is no closing price on the Effective Date the next day on which there is a trade on the Toronto Stock Exchange and Connecticut General Life Insurance shall be entitled to receive Acetex Substitute Warrant #2 entitling it to acquire 141,352 Acetex Shares at an exercise price of $4.32.

(d)      As of the Effective Date:

           (i) An AT Plastics Shareholder who is entitled to dissent with respect to the Amalgamation in accordance with the OBCA and who duly exercises such right; and


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               (A)  is ultimately entitled to be paid fair value for such shareholder's AT Plastics Shares shall be deemed to have transferred such shares to the Amalgamated Corporation for cancellation on the Effective Date; or

               (B) is ultimately not entitled to be paid fair value for such shareholder's AT Plastics Shares, for any reason, shall be deemed to have participated in the Amalgamation on the same basis as at and from the Effective Date as any other non-dissenting AT Plastics Shareholder;

          (ii) Acetex shall not be required to recognize AT Plastics Shareholders described in paragraph 2.1(c)(i)(A) above as holding AT Plastics Shares on or after the Effective Date and the names of such holders shall be deleted from the registers of AT Plastics;

         (iii) The Amalgamated Corporation will possess all of the property, rights and assets of each of Acetex Sub and AT Plastics and will assume all of their respective obligations;

          (iv) The first director of the Amalgamated Corporation shall be Brooke
               N. Wade Vancouver, British Columbia;

           (v) The by-laws of the Amalgamated Corporation shall be the by-laws of Acetex Sub;

          (vi) The registered office of the Amalgamated Corporation shall be Suite 1800 BCE Place, 181 Bay Street, Toronto, Ontario M5J 2T9.

2.2      ISSUANCE OF CERTIFICATES REPRESENTING ACETEX SHARES

         At or promptly after the Effective Date, Acetex shall deposit with the Depository, for the benefit of the former AT Plastics Shareholders who exchanged AT Plastics Shares pursuant to the Amalgamation, certificates representing the Acetex Shares issued pursuant to the Amalgamation. Upon surrender to the Depository, at any of its offices specified in the Letter of Transmittal, of a certificate which prior to the Effective Date represented outstanding AT Plastics Shares, and such additional documents and instruments as the Depository may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depository shall forthwith deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Acetex Shares which such holder received pursuant to the Amalgamation (together with any dividends or distributions with respect thereto pursuant to Section 2.3 and any cash in lieu of fractional Acetex Shares pursuant to Section 2.4), and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of AT Plastics Shares which is not registered in the transfer records of AT Plastics, a certificate representing the proper number of Acetex Shares (together with any dividends or distributions with respect thereto pursuant to Section 2.3 and any cash in lieu of fractional Acetex Shares pursuant to Section 2.4) shall be delivered to a transferee if the certificate formerly representing such AT Plastics Shares is presented to the Depository at its offices as aforesaid, accompanied by the foregoing documents together with all other documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 2.2, each certificate which prior to the Effective Date represented outstanding AT Plastics Shares shall be deemed at any time after the Effective Date, to represent only the right to receive upon such surrender (a) the certificate representing Acetex Shares as contemplated by this Section 2.2, (b) a cash payment in lieu of any fractional Acetex Shares as contemplated by Section 2.4, and (c) any dividends or distributions with a record date on or after the Effective Date theretofore paid or payable with respect to Acetex Shares as contemplated by Section 2.3.


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2.3      DIVIDENDS AND OTHER DISTRIBUTIONS

         No dividends or other distributions declared or made on or after the Effective Date with respect to the Acetex Shares with a record date on or after the Effective Date shall be paid to the holder of any certificates formerly representing outstanding AT Plastics Shares which are not surrendered pursuant to Section 2.2 and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 (and no interest will be earned and payable thereon), unless and until the certificate representing such AT Plastics Shares shall be surrendered in accordance with Section 2.2. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (c) below, at the appropriate payment date), there shall be paid to the holder of the Acetex Shares issued pursuant to the Amalgamation, in all cases without interest, (a) the amount of any cash payable in lieu of a fractional Acetex Shares to which such holder is entitled pursuant to Section 2.4, (b) the amount of dividends or other distributions with a record date on or after the Effective Date theretofore paid with respect to such Acetex Shares, and (c) the amount of dividends or other distributions with a record date on or after the Effective Date but prior to surrender and a payment date subsequent to surrender payable with respect to such Acetex Shares.

2.4      NO FRACTIONAL SHARES

         No certificates or scrip representing fractional Acetex Shares shall be issued upon the surrender for exchange of certificates pursuant to Section 2.2, and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of Acetex. In lieu of any such fractional interests, each person entitled thereto, will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fractional interest, multiplied by (b) the average of the closing trading price for Acetex Shares on the Toronto Stock Exchange for the first three trading days on which Acetex Shares are traded following the Effective Date, such amount to be provided to the Depository by Acetex upon request.

2.5      LOST CERTIFICATES

         If any certificate which prior to the Effective Date represented outstanding AT Plastics Shares has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depository will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Acetex Shares (together with any dividends or distributions with respect thereto pursuant to Section 2.3 and any cash in lieu of fractional Acetex Shares pursuant to Section 2.4) deliverable in respect thereof as determined in accordance with Section
2.2. When seeking such certificate and payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Acetex Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Acetex and its transfer agent, in such sum as Acetex may direct or otherwise indemnify Acetex and its transfer agent in a manner satisfactory to Acetex and its transfer agent against any claim that may be made against Acetex or its transfer agent with respect to the certificate alleged to have been lost, stolen or destroyed.

2.6      EXTINGUISHMENT OF RIGHTS

         Any certificate which prior to the Effective Date represented outstanding AT Plastics Shares and has not been deposited on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder or a holder of Acetex Shares or AT Plastics Shares. On such date, the Acetex Shares (and any dividends or distributions with respect thereto pursuant to Section 2.3 and any cash in lieu of fractional Acetex Shares pursuant to Section 2.4) to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be


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deemed to have been surrendered to Acetex, together with all entitlements to dividends, distributions, cash and interest thereon held for such former holder, for no consideration, and such shares and rights shall thereupon be cancelled and the name of the former registered holder shall be removed from the register of holders of such shares.

2.7      CONVERTED AT PLASTICS OPTION

         As soon as practical after the Effective Date, Acetex shall confirm in writing to each of the former holders of AT Plastics Options the terms of their options for Acetex Shares into which their AT Plastics Options have been converted pursuant to subsection 2.1(b).

2.8      AT PLASTICS MEETING

         Subject to compliance with the terms and conditions contained herein, AT Plastics shall call the AT Plastics Meeting on August 1, 2003, or such other date as the Parties may agree to for the purpose of considering and, if deemed advisable:

(a) approving by a special resolution at the AT Plastics Meeting the AT Plastics Amalgamation Resolution in accordance with the terms and conditions hereof; and

(b) passing such other resolutions as Acetex and AT Plastics may agree are necessary or desirable for the purposes hereof.

2.9      AT PLASTICS DIRECTORS' APPROVAL

(a) AT Plastics represents as of the date hereof that its Board of Directors, after considering the Amalgamation, has determined unanimously that:

           (i) the Amalgamation is fair to AT Plastics Shareholders and AT Plastics Optionholders and is in the best interests of AT Plastics; and

          (ii) it will recommend in the AT Plastics Circular that AT Plastics Shareholders vote in favour of the AT Plastics Amalgamation Resolution;

(b) AT Plastics represents as of the date hereof that its Board of Directors has received an opinion from W. Y. Campbell & Company, financial advisors to AT Plastics, to the effect that the consideration to be received by the AT Plastics Shareholders and AT Plastics Optionholders under the Amalgamation is fair to AT Plastics Shareholders and AT Plastics Optionholders from a financial point of view, subject, in each case, to the assumptions and limitations described in such opinion; and

(c) AT Plastics represents as of the date hereof that its directors, Chief Executive Officer and Chief Financial Officer have advised it that they intend to vote all AT Plastics Shares held by them in favour of the AT Plastics Amalgamation Resolution and will, accordingly, so represent in the AT Plastics Circular.


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                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF ACETEX

3.1      REPRESENTATIONS AND WARRANTIES

         Acetex hereby makes to AT Plastics the representations and warranties as set forth in Schedule B to this Agreement and acknowledges that AT Plastics is relying upon those representations and warranties in connection with entering into this Agreement.

3.2      INVESTIGATION

         Any investigation by AT Plastics and its advisors shall not mitigate, diminish or affect the representations and warranties of Acetex pursuant to this Agreement.

3.3      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Acetex contained in this Agreement shall not survive the completion of the Amalgamation and shall expire and be terminated and extinguished upon the Amalgamation becoming effective.

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF AT PLASTICS

4.1      REPRESENTATIONS AND WARRANTIES

         AT Plastics hereby makes to Acetex the representations and warranties as set forth in Schedule C to this Agreement and acknowledges that Acetex is relying upon those representations and warranties in connection with entering into this Agreement.

4.2      INVESTIGATION

         Any investigation by Acetex and its advisors shall not mitigate, diminish or affect the representations and warranties of AT Plastics pursuant to this Agreement.

4.3      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of AT Plastics contained in this Agreement shall not survive the completion of the Amalgamation and shall expire and be terminated and extinguished upon the Amalgamation becoming effective.


                                    ARTICLE 5
                                    COVENANTS

5.1      CORPORATE GOVERNANCE

         The Parties agree to use their best efforts to cause the Governance Arrangements set out in Schedule D, including without limitation, the matters contained in Section 1 of Schedule D, to become effective upon the Amalgamation becoming effective or immediately thereafter.


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5.2      CONSULTATION

         Acetex and AT Plastics agree to consult with each other in issuing any press releases or otherwise making public statements with respect to this Agreement or the Amalgamation and in making any filing with any Governmental Entity or with any stock exchange with respect thereto. Each Party shall use all reasonable commercial efforts to enable the other Party to review and comment on all such press releases prior to the release thereof and to enable the other Party to review and comment on such filings prior to the filing thereof. The Parties agree to issue jointly a press release with respect to this Agreement as soon as practicable, in a form acceptable to both Parties.

5.3      MUTUAL COVENANTS

         Each of the Parties covenants and agrees that, except as contemplated in this Agreement or the Amalgamation, until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier:

(a) except as previously disclosed in writing to, or with the prior written consent of, the other Party hereto, it shall, and shall cause each of its Subsidiaries to, conduct its and their respective businesses only in, and not take any action except in, the usual, ordinary and regular course of business and consistent with past practices;

(b) except as previously disclosed in writing to the other Party, including in paragraph 2 of Schedule C hereto or except in respect of internal transactions involving a Party and its wholly-owned Subsidiaries or among such Subsidiaries, it shall not, without the prior written consent of the other Party hereto, which shall not be unreasonably withheld or delayed, directly or indirectly, including through a Subsidiary, do or permit to occur any of the following:

           (i) issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber (or permit any of its Subsidiaries to issue, sell, pledge, lease, dispose of, encumber or agree to issue, sell, pledge, lease, dispose of or encumber):

               (A) any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of it or any of its Subsidiaries, except pursuant to the exercise of stock options currently outstanding or under existing share issuance plans which have been disclosed to the other Party to this Agreement and except for stock options issued to new hires in accordance with past practices and shares issued in respect thereof; and as Acetex may deem appropriate or necessary for purposes of refinancing the debt of the Amalgamated Corporation; or

               (B) except in the usual, ordinary and regular course of business and consistent with past practice, any material assets of it or any of its Material Subsidiaries;

          (ii) amend or propose to amend its articles or by-laws or those of any of its Material Subsidiaries;

         (iii) split, combine or reclassify any of its outstanding shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to its shares;

          (iv) redeem, purchase or offer to purchase (or permit any of its Material Subsidiaries to redeem, purchase or offer to purchase) any shares or other securities of it or any of its Material Subsidiaries, unless otherwise required by the terms of such securities;

           (v) reorganize, amalgamate or merge it or any of its Material Subsidiaries with any other person, corporation, partnership or other business organization whatsoever;

          (vi) except in the usual, ordinary and regular course of business and consistent with past practice, acquire, agree to acquire, dispose of or agree to dispose of any person, corporation, partnership, joint venture or other business organization or division or acquire, agree to acquire, dispose of or agree to dispose of any assets, which, in each case, are individually or in the aggregate material;

         (vii) except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any claims or liabilities which are individually or in the aggregate material; (B) relinquish any contractual rights which are individually or in the aggregate material; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments; or

        (viii) except in the usual, ordinary and regular course of business and consistent with past practice, and except for the purpose of the renewal of or the replacement of existing credit facilities where such renewal or replacement facilities are for a principal amount approximately the same as or less than the principal amount of the facilities renewed or replaced, incur or commit to provide guarantees, incur any indebtedness for borrowed money or issue any amount of debt securities which are individually or in the aggregate material;

(c) except as may be required under the Lender Consents, without the prior written consent of the other Party hereto, which shall not be unreasonably withheld or delayed, it shall not, and shall cause each of its Subsidiaries not to:

           (i) other than as previously disclosed in writing to the other Party hereto or in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, enter into or modify any employment, severance, collective bargaining or similar agreements, policies or arrangements with, or grant any bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers or directors of it or any Subsidiary;

          (ii) other than as previously disclosed in writing to the other Party hereto or in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, in the case of employees of it or any of its Subsidiaries who are not officers or directors, take any action with respect to the entering into or modifying of any employment, severance, collective bargaining or similar agreements, policies or arrangements or with respect to the grant of any bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation or profit sharing or with respect to any increase of benefits payable

               (provided that Acetex consents to the acceleration of vesting of all options under the AT Plastics Option Plan upon the Amalgamation becoming effective); or

         (iii) except as set forth in the Parties' previously approved respective capital budgets (copies of which have been previously provided to the other Party), incur or commit to capital expenditures prior to the Effective Date individually or in the aggregate exceeding $250,000;

(d) it shall use its reasonable commercial efforts (taking into account insurance market conditions and offerings and industry practices) to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, except where such cancellation, termination or lapse would not individually or in the aggregate have a material adverse effect, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(e)      it shall:

           (i) use its reasonable commercial efforts, and cause each of its Subsidiaries to use its reasonable commercial efforts, to preserve intact their respective business organizations and goodwill, to keep available the services of its officers and employees as a group and to maintain satisfactory relationships with suppliers, agents, distributors, customers and others having business relationships with it or its Subsidiaries;

          (ii) not take any action, or permit any of its Subsidiaries to take any action that would interfere with or be inconsistent with the completion of the transactions contemplated hereunder or would render, or that reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue in any material respect at any time prior to the Effective Date if then made (other than a change of recommendation in accordance with Section 5.4 and the communication of such change); and

         (iii) promptly notify the other Party to this Agreement of any material adverse change, or any change which could reasonably be expected to become a material adverse change, in respect of its or any of its Subsidiaries' businesses or in the operation of its or any of its Subsidiaries' businesses or in the operation of its or any of its Subsidiaries' properties, and of any material Governmental Entity or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated);

(f) except in connection with the Lender Consents, it shall not settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Amalgamation prior to the Effective Date without the prior written consent, not to be unreasonably withheld or delayed, of the other Party to this Agreement;

(g) except in the usual, ordinary and regular course of business and consistent with past practice, or except as previously disclosed in writing to the other Party hereto or as required by applicable Laws, it and its Subsidiaries shall not enter into or modify in any material respect any contract, agreement, commitment or arrangement which new contract or series of related new contracts or modification to an existing contract or series of related existing contracts would be material to a Party hereto or which would have a material adverse effect on a Party hereto;

(h) it shall use all reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Article 6 to the extent the same is within its control and take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Amalgamation, including using its reasonable commercial efforts to:

           (i) obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

          (ii) obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable Laws;

         (iii) effect all necessary registrations and filings and submissions of information requested by Governmental Entities required to be effected by it in connection with the Amalgamation and participate and appear in any proceedings of either Party before Governmental Entities in connection with the Amalgamation;

          (iv) oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the transactions contemplated hereby or by the Amalgamation;

           (v) fulfill all conditions and satisfy all provisions of this Agreement and the Amalgamation, including delivery of the certificates of their respective officers contemplated by Section
               6.2 and Section 6.3; and

          (vi) cooperate with the other Party to this Agreement in connection with the performance by it of its obligations hereunder;

         (vii) it shall not take any action, refrain from taking any action, or permit any action to be taken or not taken, inconsistent with this Agreement or which would reasonably be expected to significantly impede the consummation of the Amalgamation (other than a change of recommendation in accordance with Section 5.4 and the communication of such change);

(i) subject to the Confidentiality Agreement and Section 5.7, it will, in all material respects, conduct itself so as to keep the other Parties to this Agreement fully informed as to the material decisions required to be made or actions required to be taken with respect to the operation of its business, provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver could not be obtained or is with respect to customer specific or competitively sensitive information relating to areas or projects where Acetex and AT Plastics are competitors;

(j) it shall discuss and consider such Pre-Amalgamation Steps as may be proposed by the other Party hereto and implement such Pre-Amalgamation Steps that it considers to be in the best interests of its shareholders, provided such steps are agreed to in writing by the other Party hereto;

(k) it shall make or cooperate as necessary in the making of all necessary filings and applications under all applicable Laws required in connection with the transactions contemplated herein and take all reasonable action necessary to be in compliance with such Laws; and

(l) it shall use its reasonable commercial efforts to conduct its affairs so that all of its representations and warranties contained herein shall be true and correct in all material respects on and as of the Effective Date as if made thereon.

5.4      RECOMMENDATION OF BOARDS OF DIRECTORS

         The AT Plastics Circular shall include the recommendation and representation of the AT Plastics Board of Directors to its security holders in respect of the Amalgamation as set out in Section 2.9. Notwithstanding any other provision of this Agreement, the Board of Directors of AT Plastics may change its recommendation to its securityholders in respect of the Amalgamation from that set forth in Sections 2.9, if such Board concludes, in good faith, after receiving the advice of outside counsel and financial advisors that is reflected in the minutes of a meeting of the Board, that such action is necessary for such Board to act in a manner consistent with its fiduciary duty or applicable Laws and, in the event that Sections 5.5, 5.6 or 8.2 are applicable, if such Party and its Board are in compliance with those sections and such Party has paid any fee applicable under Article 8. The foregoing shall not relieve the Board of Directors of AT Plastics from its obligation to proceed to call and hold the AT Plastics Meeting, solicit proxies for such meeting and to hold the vote of AT Plastics Shareholders.

5.5      MUTUAL COVENANT REGARDING NON-SOLICITATION

(a) Neither Acetex nor AT Plastics, nor their respective Subsidiaries shall, directly or indirectly, through any officer, director, employee, representative or agent of Acetex or AT Plastics, as the case may be, solicit, initiate, invite or knowingly encourage (including by way of furnishing confidential information or entering into any form of agreement, arrangement or understanding) the initiation of or participate in, any inquiries or proposals regarding an Acquisition Proposal, provided that nothing contained in this Section 5.5 or other provisions of this Agreement shall prevent the Board of Directors of Acetex or AT Plastics from considering, negotiating, approving or recommending to its shareholders an agreement in respect of an unsolicited bona fide written Acquisition Proposal (i) in respect of which any required financing has been demonstrated to the satisfaction of the Board of Directors of the Party subject to the Acquisition Proposal, acting in good faith, to be reasonably likely to be obtained,
         (ii) which is not subject to a due diligence access condition which allows access to the books, records and personnel of a Party hereto or any of its Subsidiaries or their representatives beyond 5:00 p.m. (Eastern Daylight Time) on the third business day after which access is afforded to the person making the Acquisition Proposal (provided, however, the foregoing shall not restrict the ability of such person to continue to review the information provided); (iii) in respect of which the Board of Directors of the Party subject to the Acquisition Proposal determines (having consulted outside counsel) that in the exercise of its fiduciary duty it would be necessary for such Board of Directors to take such action in order to avoid breaching its fiduciary duties; and
         (iv) in respect of which the Board of Directors of the Party subject to the Acquisition Proposal determines in good faith, after consultation with financial advisors, if consummated in accordance with its terms, would result in a transaction more favourable to its shareholders than the Amalgamation (any such Acquisition Proposal that satisfies clauses
         (i) through (iv) above being referred to herein as a "Superior Proposal").

(b) Subject to the ability of the Parties to carry on business in accordance with Section 5.3, Acetex and AT Plastics shall continue to refrain from participating in any discussions or negotiations with any parties (other than the other Party hereto) with respect to any potential Acquisition Proposal. Acetex and AT Plastics agree not to release any third party from any confidentiality agreement in respect of an Acquisition Proposal to which such third party is a party. Acetex and AT Plastics further agree not to release any third party from any standstill agreement to which such third party is a party, unless such third party has made a Superior Proposal. Acetex and AT Plastics shall immediately request the return or destruction of all confidential information provided to any third parties who have previously entered into a confidentiality agreement in respect of an Acquisition Proposal with Acetex or AT Plastics, as the case may be, and shall use all reasonable efforts to ensure that such requests are honoured.

(c) Each of Acetex and AT Plastics shall immediately notify the other Party (orally and in writing) of any future Acquisition Proposal of which such Party's directors or senior officers become aware, or any amendments to the foregoing, or any request for non-public information relating to Acetex or AT Plastics, as the case may be, or any of such Party's Material Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records or for a list of the shareholders of such Party or any Material Subsidiary by any person or entity that informs such Party or such Material Subsidiary that it is considering making an Acquisition Proposal. Such notice shall include a copy, of all written communications and a description of the material terms and conditions of any proposal and provide such details of the proposal, inquiry or contact as the other Party hereto may reasonably request, including without limitation the identity of the person and controlling person, if any, making such proposal, inquiry or contact.

(d) If Acetex or AT Plastics receives a request for material non-public information from a person who proposes a bona fide Acquisition Proposal in respect of Acetex or AT Plastics, and the Board of Directors of such Party determines that such proposal would be a Superior Proposal pursuant to Section 5.5(a), assuming the satisfactory outcome of a due diligence condition which conforms to Section 5.5(a), then, and only in such case, the Board of Directors may, subject to the execution of a confidentiality agreement containing a standstill provision substantially similar to that contained in Article 7 of the Confidentiality Agreement (provided, however, the person making the Acquisition Proposal shall not be precluded thereunder from making the Acquisition Proposal as proposed) and provided such Party sends a copy of any such confidentiality agreement to the other Party immediately upon its execution, only provide such person with access, in accordance with Section 5.5(a) to the same information previously provided to the other Party. The Party providing access shall provide the other Party with a list of the information provided to the person making the Superior Proposal.

(e) Each Party hereto shall ensure that its directors and officers and its Subsidiaries and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this Section, and it shall be responsible for any breach of this Section 5.5 by its financial advisors or other advisors or representatives.

5.6      NOTICE OF SUPERIOR PROPOSAL DETERMINATION

         Neither Acetex nor AT Plastics shall accept, approve or recommend or enter into any agreement (except for a confidentiality agreement pursuant to Section 5.5(d)) in respect of an Acquisition Proposal on the basis that it constitutes a Superior Proposal unless (i) it has provided the other Party hereto with a copy of the Acquisition Proposal document which has been determined to be a Superior Proposal, with such deletions as are necessary to protect confidential portions of such Acquisition Proposal document, provided that the material terms, conditions and the identity of the person, and controlling person, if any, making the Acquisition Proposal may not be deleted;
(ii) five (5) business days (the "Notice Period") shall have elapsed from the later of the date the other Party received notice of the determination to accept, approve or recommend an agreement in respect of such Acquisition Proposal, and the date such Party received a copy of the Acquisition Proposal document; (iii) it has paid to the other Party the fee payable under Sections
8.1 or 8.2, as the case may be; and (iv) it concurrently terminates this Agreement pursuant to Sections 9.1(e) or (f), as the case may be. During the Notice Period, the Party receiving or subject to the Superior Proposal shall provide a reasonable opportunity to the other Party to consider, discuss and offer such adjustments in the terms and conditions of this Agreement as would enable the Party receiving the Superior Proposal to proceed with its recommendation to securityholders with respect to the Amalgamation; provided however that any such adjustment shall be at the discretion of the Parties at the time. The Board of Directors of the Party receiving or subject to the Superior Proposal will review in good faith any offer made by the other Party to amend the terms of this Agreement in order to determine, in its discretion, as part of its exercising its fiduciary duties, whether the proposed amendments would, upon acceptance, result in such Superior Proposal ceasing to be a Superior Proposal. If the Board of Directors of the Party determines that the Superior Proposal would cease to be a Superior Proposal, it will so advise the other Party and will accept the offer by the other Party to amend the terms of this Agreement and the Parties agree to take such actions and execute such documents as are necessary to give effect to the foregoing. If the Board of Directors of the Party subject to or receiving the Superior Proposal continues to believe, in good faith and after consultation with financial advisors and outside counsel, that such Superior Proposal remains a Superior Proposal and therefore rejects the amendments offered by the other Party hereto, that Party may, subject to the terms of this Agreement including the payment of applicable fees under Article 8, accept, approve, recommend or enter into an agreement, understanding or arrangement in respect of such Superior Proposal. Each successive material modification of any Acquisition Proposal or a Superior Proposal shall constitute a new Acquisition Proposal for the purposes of this Section 5.6 and shall require a five (5) business day Notice Period from the date such amendment is communicated to the other Party hereto (other than an amendment to improve upon a Superior Proposal in respect of which the other Party has been provided with an opportunity to amend the terms of this Agreement and such Superior Proposal has not ceased to be a Superior Proposal prior to the proposed amendment). Information provided hereunder shall constitute confidential information under the Confidentiality Agreement.

5.7      ACCESS TO INFORMATION

         Subject to the Confidentiality Agreement and applicable Laws, upon reasonable notice, AT Plastics shall (and shall cause each of its Subsidiaries to) afford the officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") of Acetex access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel, and, during such period, AT Plastics shall (and shall cause each of its Subsidiaries to) furnish promptly to Acetex all information concerning its business, properties and personnel as Acetex may reasonably request. Subject to the Confidentiality Agreement and applicable Laws, upon reasonable notice, Acetex shall (and shall cause each of its Subsidiaries to) provide the same access to AT Plastics and its Representatives on the same terms and conditions. Nothing in the foregoing shall require Acetex or AT Plastics to disclose information subject to a written confidentiality agreement with third parties or competitively sensitive information relating to areas or projects where Acetex and AT Plastics are competitors. For greater certainty, until the earlier of the Effective Date and the termination of this Agreement, access to and exchange of competitively sensitive confidential information ("Confidential Data") as between the Parties shall be limited to that which is reasonably necessary for the purposes of securing all necessary regulatory approvals, the preparation and settlement of definitive documents and the advancement of the Amalgamation as contemplated herein and shall be further limited such that the dissemination of such Confidential Data shall be confined to those representatives of the Parties and their advisors who have a need to know such information for these purposes and who agree to respect such confidentiality in their dealings with such Confidential Data. In particular, with reference to access to and the sharing of Confidential Data of one Party with representatives of the other Party for the purposes of preparing any filings or submissions under the Competition Act in respect of the Amalgamation, the general principle which shall be applied is that such information shall be made available to, exchanged or shared with counsel to the Parties rather than the Parties or their representatives.

5.8      COVENANTS OF AT PLASTICS

         AT Plastics covenants and agrees that, except as contemplated in this Agreement or pursuant to the Amalgamation, until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier, it will:

(a)      in a timely and expeditious manner:

           (i) prepare, in consultation with Acetex, and file the AT Plastics Circular in all jurisdictions where the same is required to be filed and mail the same in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable Laws on the date of mailing thereof and containing full, true and plain disclosure of all material facts relating to the Amalgamation and AT Plastics and not containing any misrepresentation, as defined under such applicable Laws, with respect thereto;

          (ii) solicit proxies for the approval of the AT Plastics Amalgamation Resolution in accordance with the AT Plastics Circular;

         (iii) convene the AT Plastics Meeting and distribute copies of this Agreement (or a written summary thereof prepared by AT Plastics in form and substance satisfactory to Acetex acting reasonably); and

          (iv) provide notice to Acetex of the AT Plastics Meeting and allow Acetex's representatives to attend the AT Plastics Meeting; and

           (v) conduct the AT Plastics Meeting in accordance with the by-laws of AT Plastics and any instrument governing such meeting, as applicable, and as otherwise required by applicable Laws;

(b) in a timely and expeditious manner, prepare (in consultation with Acetex) and file any mutually agreed (or otherwise required by applicable Laws) amendments or supplements to the AT Plastics Circular with respect to the AT Plastics Meeting and mail the same in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

(c) subject to the satisfaction of the conditions precedent in favour of AT Plastics and the receipt of the written confirmation of Acetex that the conditions precedent in favour of Acetex have been satisfied, file the Articles of Amalgamation with the Director in order for the Amalgamation to become effective;

(d) except for individual proxies and other non-substantive communications, furnish promptly to Acetex a copy of each notice, report, report of proxies submitted, schedule or other document or communication delivered, filed or received by AT Plastics in connection with the Amalgamation the AT Plastics Meeting or any other meeting of AT Plastics security holders or class of security holders which all such holders, as the case may be, are entitled to attend, any filings under applicable Laws and any dealings with regulatory agencies in connection with, or in any way affecting, the transactions contemplated herein;

(e) subject to Section 5.7, in a timely and expeditious manner, provide to Acetex all information as may be reasonably requested by Acetex with respect to AT Plastics and its Subsidiaries and their respective businesses and properties; and

(f) assist and cooperate in the preparation and filing with all applicable securities commissions or similar securities regulatory authorities of Canada of all necessary applications to seek exemptions, if required, from the prospectus, registration and other requirements of the applicable securities laws of Canada for the issue by Acetex of Acetex Shares pursuant to the terms of the Amalgamation and the resale of such Acetex Shares.

5.9      COVENANTS OF ACETEX

         Acetex covenants and agrees that, except as contemplated in this Agreement or pursuant to the Amalgamation, until the Effective Date or the day upon which this Agreement is terminated, whichever is earlier, it will:

(a) in a timely and expeditious manner prepare, in consultation with AT Plastics, the AT Plastics Circular in so far as information contained therein relates to Acetex and provide to AT Plastics for inclusion in the circular all such information and financial statements required under applicable Laws which information shall constitute full, true and plain disclosure of all material facts relating to the Amalgamation and Acetex and shall not contain any misrepresentation, as defined under such applicable Laws, with respect thereto and shall provide a certificate to that effect in the Circular;

(b) in a timely and expeditious manner, prepare (in consultation with AT Plastics) and file any mutually agreed (or otherwise required by applicable Laws) amendments or supplements to the AT Plastics Circular with respect to the Acetex Meeting and mail the same in accordance with all applicable Laws, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

(c) except for non-substantive communications, furnish promptly to AT Plastics a copy of each notice, report, schedule or other document or communication delivered, filed or received by Acetex in connection with the Amalgamation, any meeting of Acetex Security holders or class of security holders which all such holders, as the case may be, are entitled to attend, any filings under applicable Laws and any dealings with regulatory agencies in connection with, or in any way affecting, the transactions contemplated herein;

(d) subject to Section 5.7, in a timely and expeditious manner, provide to AT Plastics all information as may be reasonably requested by AT Plastics with respect to Acetex and its Subsidiaries and their respective businesses and properties;

(e) prepare and file with all applicable securities commissions or similar securities regulatory authorities of Canada all necessary applications to seek exemptions if required by applicable securities Laws or this Agreement, from the prospectus, registration and other requirements of the applicable securities Laws of Canada for the issue by Acetex of Acetex Shares pursuant to the terms of the Amalgamation and the resale of such Acetex Shares;

(f) apply for and use all reasonable efforts to obtain the listing on The Toronto Stock Exchange, as of the Effective Date, of the Acetex Shares which are to be issued pursuant to the Amalgamation and issuable upon the exercise of the AT Plastics Options;

(g) subject to the satisfaction of the conditions precedent in favour of Acetex and the receipt of the written confirmation of AT Plastics that the conditions precedent in favour of AT Plastics have been satisfied, cause Acetex Sub to file the Articles of Amalgamation with the Director in order for the Amalgamation to become effective;

(h) issue the Acetex Shares, in accordance with the terms of the terms hereof to those AT Plastics Shareholders who are entitled to receive Acetex Shares pursuant to the Amalgamation, which Acetex Shares shall be validly issued as fully paid and non-assessable shares;

(i) assume, in accordance with the terms hereof, the obligations of AT Plastics under the AT Plastics Options in accordance with the terms hereof; and

(j) issue the Acetex Substitute Warrants #1 and Acetex Substitute Warrants #2 in accordance with the terms hereof.

5.10 INDEMNIFICATION OF DIRECTORS AND OFFICERS, CORPORATE INDEMNITIES AND INSURANCE

(a) For a period of six years after the Effective Date, AT Plastics shall and Acetex shall cause AT Plastics to (i) maintain in effect the current or substantially similar (subject to any changes required by applicable Laws in the jurisdiction in which AT Plastics may exist from time to time) provisions regarding indemnification of officers and directors contained in the constating documents of AT Plastics and its Subsidiaries and any directors', officers' or employees' indemnification agreements of AT Plastics and its Subsidiaries; (ii) maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by AT Plastics and its Subsidiaries (provided that Acetex may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, not materially less advantageous to the insured) with respect to claims arising from facts or events which occurred on or before the Effective Date; and (iii) indemnify the directors and officers of AT Plastics and its Subsidiaries to the fullest extent to which AT Plastics and its Subsidiaries are permitted to indemnify such officers and directors under its articles and bylaws and applicable Laws in the jurisdiction in which AT Plastics may continue to exist from time to time. Acetex shall unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees, the obligations of AT Plastics and its Subsidiaries under the foregoing indemnification arrangements.

(b) The provisions of this Section 5.10 are (i) for the benefit of, and shall be enforceable by, each indemnified party, his or her heirs, executors, administrators and other legal representatives; and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise, and such rights shall be held by AT Plastics or Acetex, as the case may be, in trust for such person provided however that no approval of any beneficiary of such trust shall be required in connection with an amendment or variation of this Section 5.10 prior to the Effective Date.

(c) Notwithstanding the foregoing, this Section 5.10 shall not restrict or prohibit Acetex or AT Plastics from entering into any transaction subsequent to the Effective Date, including a merger, amalgamation, arrangement, dissolution, liquidation, reorganization of capital or sale of all or substantially all of the assets of Acetex or AT Plastics or a Subsidiary of either of them to another entity, causing Acetex, AT Plastics or a Subsidiary of either of them to assume the liabilities of another entity or otherwise reorganizing or restructuring Acetex, AT Plastics or a Subsidiary of either of them or their respective businesses.

5.11     MERGER OF COVENANTS

                  The covenants set out in this Agreement, except for Section
5.10 and Article 10 (other than Section 10.5), shall not survive the completion of the Amalgamation, and shall expire and be terminated without recourse between the Parties upon such completion.

                                   ARTICLE 6
                                   CONDITIONS

6.1      MUTUAL CONDITIONS

         The obligations of AT Plastics and Acetex to complete the transactions contemplated hereby are subject to fulfillment of the following conditions on or before the Effective Date or such other time as is specified below:

(a) the AT Plastics Amalgamation Resolutions set forth in the AT Plastics Circular shall have been passed at the AT Plastics Meeting, in accordance with the by-laws of AT Plastics;

(b) the Effective Date shall be on or before September 30, 2003, subject to any extension of up to thirty (30) days from September 30, 2003, available to a Party pursuant to Section 6.4;

(c) there shall be no action taken under any Laws or by any Governmental Entity, that:

           (i) makes illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Amalgamation or any other transactions or agreements contemplated herein; or

          (ii) results in a judgment or assessment of damages, directly or indirectly, which is materially adverse to the transactions or agreements contemplated herein;

(d) if applicable, the relevant waiting period in section 123 of the Competition Act shall have expired and (i) an advance ruling certificate ("ARC") pursuant to section 102 of the Competition Act shall have been issued by the Commissioner of the Competition Bureau ("Commissioner") appointed under the Competition Act; or (ii) a "no action letter" satisfactory to Acetex and AT Plastics, acting reasonably, indicating that the Commissioner has determined not to make an application for an order under section 92 of the Competition Act shall have been received from the Commissioner, and any terms and conditions attached to any such letter shall be acceptable to Acetex and AT Plastics, acting reasonably; and, in addition, in the event that the ARC or "no action" letter described in (i) or (ii) in the foregoing is issued, there shall be no threatened or actual application by the Commissioner for an order under section 92 or 100 of the Competition Act;

(e) all other consents, waivers, permits, orders and approvals of any Governmental Entity (other than as contemplated in Sections 6.1(g) or 6.1(i)) or other person, and the expiry or termination of any waiting periods, in connection with, or required to permit, the consummation of the Amalgamation, the failure of which to obtain or the non-expiry of which would be materially adverse to Acetex or AT Plastics, as the case may be, or materially impede the completion of the Amalgamation, shall have been obtained, received or occurred on terms that will not have a material adverse effect on either Acetex or AT Plastics and reasonably satisfactory evidence thereof shall have been delivered to each Party;

(f) The Toronto Stock Exchange shall have conditionally approved for listing, subject to compliance with the usual requirements of such exchanges, the Acetex Shares issuable pursuant to the terms of the Amalgamation and issuable upon the exercise of the AT Plastics Options;

(g) Acetex and AT Plastics shall have each received a legal opinion from United States counsel to Acetex and United States counsel to AT Plastics in connection with the Amalgamation, each in form and substance satisfactory to Acetex and to AT Plastics, acting reasonably, to the effect that, assuming compliance with the procedures specified in such legal opinions, the issuance of Acetex Shares pursuant to the terms of the Amalgamation are exempt from the registration requirements of the United States Securities Act of 1933, as amended;

(h) any required prospectus exemptions under Canadian federal, provincial or territorial securities Laws and any required registration exemptions under state securities Laws shall have been obtained or perfected or be otherwise available so that the Acetex Shares issuable pursuant to the terms of the Amalgamation shall not be subject to any prospectus or registration requirements or resale restrictions under any of such securities Laws, other than such requirements or restrictions in respect of control persons or affiliates and subject to requirements of general application; and

(i) rights of dissent shall not have been exercised, nor shall proceedings have been initiated to exercise such rights by AT Plastics Shareholders which exceed 10% of the AT Plastics Shares issued and outstanding or such other amount which in the opinion of the board of directors of Acetex and AT Plastics, acting reasonably, may have a material adverse effect upon the business, property or financial condition of Acetex or AT Plastics.

The foregoing conditions are for the mutual benefit of AT Plastics and Acetex and may be waived, in whole or in part, in writing by both AT Plastics and Acetex at any time. If any of the said conditions precedent shall not be complied with or waived in writing as aforesaid on or before the date required for the performance thereof, either AT Plastics or Acetex may rescind and terminate this Agreement by written notice to the other Party (provided such non-compliance did not arise from the acts or omissions of the Party purporting to rescind and terminate this Agreement) and shall have no other right or remedy, except as set forth in Article 8 or 9.

6.2      AT PLASTICS CONDITIONS

         The obligation of AT Plastics to complete the transactions contemplated herein is subject to the fulfillment of the following conditions on or before the Effective Date or such other time as specified below:

(a) the representations and warranties made by Acetex in this Agreement shall, in the reasonable judgment of AT Plastics, be true and correct as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date or except as affected by transactions contemplated or permitted by this Agreement or except for any failures or breaches of representations and warranties which individually or in the aggregate would not have, or would not reasonably be expected to have, a material adverse effect on Acetex or materially impede the completion of the Amalgamation or the transactions contemplated by this Agreement), and Acetex shall have provided to AT Plastics the certificate of a senior officer of Acetex certifying such accuracy on the Effective Date;

(b) Acetex shall have complied with its covenants herein, except to the extent the failure, in the reasonable judgment of AT Plastics, to comply with such covenants has not had, or would not reasonably be expected to have, individually or in the aggregate a material adverse effect on

         Acetex or materially impede the completion of the Amalgamation or the transactions contemplated by this Agreement, and Acetex shall have provided to AT Plastics the certificate of a senior officer of Acetex certifying that Acetex has so complied with its covenants herein; and

(c) from the date hereof and up to and including the Effective Date, there shall have been no change, effect, event, occurrence or change in state of facts which has had or, in the reasonable judgment of AT Plastics has or would reasonably be expected to have, a material adverse effect on Acetex.

         The foregoing conditions precedent are for the benefit of AT Plastics and may be waived, in whole or in part, by AT Plastics in writing at any time. If any of the said conditions shall not be complied, with or waived in writing by AT Plastics on or before the date required for their performance and provided such non-compliance did not arise from the acts or omissions of AT Plastics, then AT Plastics may rescind and terminate this Agreement by written notice to Acetex and shall have no other right or remedy against Acetex, except as set forth in Article 8 or 9.

6.3      ACETEX CONDITIONS

         The obligation of Acetex to complete the transactions contemplated herein is subject to the fulfillment of the following conditions on or before the Effective Date or such other time as specified below:

(a) the representations and warranties made by AT Plastics in this Agreement shall be, in the reasonable judgment of Acetex, true and correct as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date or except as affected by transactions contemplated or permitted by this Agreement or except for any failures or breaches of representations and warranties which individually or in the aggregate would not have, or would not reasonably be expected to have, a material adverse effect on AT Plastics or materially impede the completion of the Amalgamation or the transactions contemplated by this Agreement), and AT Plastics shall have provided to Acetex the certificate of a senior officer of AT Plastics certifying such accuracy on the Effective Date;

(b) AT Plastics shall have complied with its covenants herein, except to the extent the failure, in the reasonable judgment of Acetex, to comply with such covenants has not had, or would not reasonably be expected to have, individually or in the aggregate a material adverse effect on AT Plastics or materially impede the completion of the Amalgamation or the transactions contemplated by this Agreement, and AT Plastics shall have provided to Acetex the certificate of a senior officer of AT Plastics certifying that AT Plastics has so complied with its covenants herein;

(c) from the date hereof and up to and including the Effective Date, there shall have been no change, effect, event, occurrence or change in state of facts which has had or in the reasonable judgment of Acetex has or would reasonably be expected to have, a material adverse effect on AT Plastics;

(d) Acetex, acting reasonably shall have determined that it is able to arrange financing which in its opinion is adequate to refinance the debt of the Amalgamated Corporation such that Acetex will be in compliance with the terms and conditions of its 10 7/8% Senior Notes due 2009 on the Effective Date;

(e) AT Plastics has entered into agreements in form and substance satisfactory to Acetex providing that after the Effective Date the Amalgamated Corporation may refinance its debts owing to AT Plastics Warrantholders for the principal amount thereof and an additional amount not to exceed

         US$850,000 and which provide for the cancellation and extinguishment of the AT Plastics Warrants in consideration for the Acetex Substitute Warrants #1 and Acetex Substitute Warrants #2; and

(f) Acetex is satisfied that AT Plastics has not issued any options or issued warrants to acquire its stock save as disclosed in writing since March 31, 2003.

         The foregoing conditions precedent are for the benefit of Acetex and may be waived, in whole or in part, by Acetex in writing at any time. If any of the said conditions shall not be complied with or waived in writing by Acetex on or before the date required for their performance and provided such non-compliance did not arise from the acts or omissions of Acetex, then Acetex may rescind and terminate this Agreement by written notice to AT Plastics and shall have no other right or remedy against AT Plastics, except as set forth in
Article 8 or 9.

6.4      NOTICE AND CURE PROVISIONS

         Each of AT Plastics and Acetex will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence of failure would, or would be likely to:

(a) cause any of the representations or warranties of any Party contained herein to be untrue or inaccurate in any material respect on the date hereof; or

(b) result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any Party hereunder.

         No Party may elect not to complete the transactions contemplated hereby pursuant to the non-fulfillment of the conditions precedent contained in Sections 6.1, 6.2 and 6.3 or, any termination right arising therefrom and no payments are payable pursuant to Sections 8.1 or 8.2 as a result of such election unless forthwith and in any event prior to the filing of the Articles of Amalgamation for acceptance by the Director, the Party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition precedent or termination right, as the case may be. If any such notice is delivered, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured (except matters arising out of the failure to make appropriate disclosure in the disclosure memoranda delivered on the date of execution of this Agreement pursuant to Section 1.10 hereof) no Party may terminate this Agreement until the later of September 30, 2003 and (except with respect to the condition set out in 6.3(d)) the expiration of a period of thirty (30) days from such notice and then only if such matter is not cured in all material respects. If such notice has been delivered prior to the date of the AT Plastics Meeting, such meeting shall be postponed until the expiry of such period. If such notice has been delivered prior to the filing of the Articles of Amalgamation with the Director, such application and such filing shall be postponed until the expiry of such period.

6.5      MERGER OF CONDITIONS

         The conditions set out in Sections 6.1, 6.2 and 6.3 shall be conclusively deemed to have been satisfied, waived or released upon the filing of Articles of Amalgamation as contemplated by this Agreement. Notwithstanding the foregoing, the covenants set forth in Section 5.10 and Article 10 (other than Section 10.5) shall survive the filing of Articles of Amalgamation, as contemplated by this Agreement.

                                    ARTICLE 7
                                    AMENDMENT

7.1      AMENDMENT

         This Agreement may, at any time and from time to time before or after the holding of the AT Plastics Meeting, be amended by mutual written agreement of the Parties hereto without further notice to or authorization on the part of their respective shareholders, and any such amendment may, without limitation:

(a) change the time for performance of any of the obligations or acts of the Parties;

(b) waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

(c) waive compliance with or modify any of the covenants herein contained and waive or modify, performance of any of the obligations of the Parties; and

(d) waive compliance with or modify any conditions precedent herein contained;

provided that: (i) notwithstanding the foregoing, following the approval of the AT Plastics Amalgamation Resolution, the number of Acetex Shares which the AT Plastics Shareholders shall have the right to receive in the Amalgamation may not be decreased without the further approval of the AT Plastics Shareholders given in the same manner as required for the approval of the Amalgamation; and
(ii) any such change, waiver or modification does not invalidate any required securityholder approval of the Amalgamation.

                                    ARTICLE 8
               AGREEMENT AS TO COMPENSATION AND OTHER ARRANGEMENTS

8.1      ACETEX COMPENSATION

(a)      If at any time after the execution of this Agreement:

           (i) the Board of Directors of AT Plastics has withdrawn, qualified or changed any of its recommendations or determinations referred to in Section 2.9(a) in a manner adverse to Acetex or shall have resolved to do so prior to the Effective Date;

          (ii) a bona fide Acquisition Proposal is publicly announced, proposed, offered or made to the AT Plastics Shareholders or to AT Plastics, and (A) such Acquisition Proposal has not expired or been withdrawn at the time of the AT Plastics Meeting, (B) the AT Plastics Shareholders do not approve the Amalgamation and (C) such Acquisition Proposal, an amended version thereof, a competing Acquisition Proposal or an Acquisition Proposal solicited in response to the foregoing, is consummated within 12 months of the termination of this Agreement; or

         (each of the above being an "Acetex Payment Event"), then AT Plastics shall pay to Acetex in immediately available funds the amount of US$5,000,000 to an account designated by Acetex , within three business days after any one of Sections 8.1(a)(i) or (ii) being satisfied or if requested by Acetex issue and deliver to Acetex (subject to all necessary regulatory approvals including the approval of the Toronto Stock Exchange) that number of AT Plastics Shares of its capital, as fully paid and non-assessable as is equal to US$5,000,000 divided by the closing price of the AT Plastics Shares on the business day immediately preceding the date of the Acetex Payment Event, within three business days thereof.

(b) If this Agreement is terminated by Acetex in accordance with Section 9.1(b) in reliance on the condition contained in Section 6.3(a), then AT Plastics shall pay to Acetex in immediately available funds the amount of US$1,000,000 to an account designated by Acetex , within three business days or if requested by Acetex issue and deliver to Acetex (subject to all necessary regulatory approvals including the approval of the Toronto Stock Exchange) that number of AT Plastics Shares of its capital, as fully paid and non-assessable as is equal to US$1,000,000 divided by the closing price of the AT Plastics Shares on the business day immediately preceding the date of such termination, within three business days thereof.

(c) Notwithstanding anything to the contrary contained herein, if a payment has been made under any of Sections 8.1(a)(i) or (ii) or 8.1(b) above, no further payment shall be required under Sections 8.1 (a)(i) or (ii) or 8.1(b).

8.2      AT PLASTICS COMPENSATION

(a) If at any time after the execution of this Agreement: Acetex does not waive the condition set out in Section 6.3(d) by September 30, 2003 and its failure to do so is not principally attributable to the failure of AT Plastics to co-operate and assist Acetex with respect to the matters provided therein and/or the failure of AT Plastics to perform the AT Plastics Support Obligations (an "AT Plastics Payment Event"), then Acetex shall pay to AT Plastics US$5,000,000 as liquidated damages in immediately available funds to an account designated by AT Plastics within three business days thereof or if requested by AT Plastics issue and deliver to AT Plastics (subject to all necessary regulatory approvals including the approval of the Toronto Stock Exchange) that number of Acetex Shares, as fully paid and non-assessable as is equal to US$5,000,000 divided by the closing price of the Acetex Shares on the business day immediately preceding the Acetex Payment Event, within three business days thereof.

(b)      If this Agreement is terminated by AT Plastics in accordance with
         Section 9.1(b) in reliance on the condition contained in Section 6.2(a), then Acetex shall pay to AT Plastics in immediately available funds the amount of US$1,000,000 to an account designated by AT Plastics, within three business days thereof issue or if requested by AT Plastics issue and deliver to AT Plastics (subject to all necessary regulatory approvals including the approval of the Toronto Stock Exchange) that number of Acetex Common Shares of its capital, as fully paid and non-assessable as is equal to US$1,000,000 divided by the closing price of the Acetex Shares on the business day immediately preceding the date of such termination, within three business days thereof.

(c) Notwithstanding anything to the contrary contained herein, if a payment has been made under any of Sections 8.2(a)or 8.2(b) above, no further payment shall be required under Sections 8.2(a) or 8.2(b).

8.3      LIQUIDATED DAMAGES

         Each Party acknowledges that the amounts set out in this Article 8 represent liquidated damages which are a genuine pre-estimate of the damages, including opportunity costs, which the Party entitled to such damages will suffer or incur as a result of the event (subject to Section 6.4) giving rise to such damages and resultant termination of this Agreement, and are not penalties. Each Party irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive.

8.4      LIMITED REMEDY

         For greater certainty, the Parties agree that the compensation or damages to be received pursuant to this Article 8 is the sole remedy in compensation or damages of the party receiving such payment; provided however that nothing contained in this Article 8 or Section 9.1, including the payment of an amount under this Article 8 shall relieve or have the effect of relieving any Party in any way from liability for damages incurred or suffered by a Party as a result of a breach of this Agreement by a Party acting in bad faith with a clear intent and design to prevent the conditions precedent to this Agreement's completion from being satisfied. Nothing herein shall preclude a Party from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise to obtain specific performance of any of such act, covenants or agreements, without the necessity of posting bond or security in connection therewith.

                                    ARTICLE 9
                                   TERMINATION

9.1      TERMINATION

         This Agreement may be terminated at any time prior to the Effective
Date:

(a)      by mutual written consent of Acetex and AT Plastics;

(b) as provided in Sections 6.1, 6.2 and 6.3, subject to the right to cure pursuant to Section 6.4;

(c) by Acetex upon the occurrence of an Acetex Payment Event as provided in Section 8.1;

(d) by AT Plastics upon the occurrence of an AT Plastics Payment Event as provided in Section 8.2;

(e) by Acetex upon the acceptance of an Acquisition Proposal pursuant to, and in accordance with, Sections 5.5 and 5.6 (and provided payment of the applicable amounts under Section 8.2(a) to, AT Plastics have been made);

(f) by AT Plastics upon the acceptance of an Acquisition Proposal pursuant to, and in accordance with, Sections 5.5 and 5.6 (and provided payment of the applicable amounts under Section 8.1(a) to Acetex have been made); and

(g) by either Acetex or AT Plastics if: at the AT Plastics Meeting the requisite vote of AT Plastics Shareholders is not obtained;

(h) In the event of the termination of this Agreement in the circumstances set out in any of paragraphs (a) through (g) of this Section 9.1, this Agreement shall forthwith be terminated and neither Party shall have any liability or further obligation to the other Party hereunder, except with respect to the obligations set forth in Article 8 and
         Article 10 (other than Section 10.5) which shall survive such termination.

                                   ARTICLE 10
                                     GENERAL

10.1     EXPENSES

(a) The Parties agree that, except in the event of the termination of this Agreement, all out-of-pocket third party transaction expenses of the Amalgamation, including legal fees, regulatory filing fees, all disbursements by advisors and printing and mailing costs, shall be paid by the Party incurring such expenses. If this Agreement is terminated, Acetex and AT Plastics agree to share equally the fees and filing fees in respect of the Competition Act.

(b) Acetex and AT Plastics represent and warrant to each other that, except for Griffiths McBurney Partners and UBS Securities, LLC in the case of Acetex, and W.Y. Campbell & Company in the case of AT Plastics, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Amalgamation. Each Party to this Agreement has provided to the other Party a correct and complete copy of all agreements relating to the arrangement between it and its financial advisors as are in existence at the date hereof and agrees not to amend the terms of any such agreements relating to the payment of fees and expenses or enter into an engagement letter with any strategic advisor without the prior written approval of the other Party of the fees and expenses to be incurred.

10.2     NOTICES

         Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party to any other Party shall be in writing and may be given by delivering same or sending same by facsimile transmission or by delivery addressed to the Party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a business day, if not, the next succeeding business day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received after 4:00 p.m. at the point of delivery in which case it shall be deemed to have been given and received on the next business day.

The address for service of each of the parties hereto shall be as follows:

(a)      if to Acetex or 2028569 Ontario Limited:

         Acetex Corporation
         750 World Trade Centre
         Vancouver, British Columbia  V6C 3C1

         Attention: Brooke N. Wade
         Fax: (604) 680-9620
         with a copy to:

         Burnet, Duckworth & Palmer LLP
         1400, 350 - 7th Avenue S.W.
         Calgary, Alberta  T2P 3N9

         Attention: David Ross
         Fax: (403) 260-0337

(b)      if to AT Plastics:

         134 Kennedy Road South
         Brampton, Ontario  L6W 3G5

         Attention: Gary Connaughty

         with a copy to:

         Aird & Berlis LLP
         #1800, 181 Bay Street
         Toronto, Ontario  M5J 2T9

         Attention: Margaret Nelligan

10.3     TIME OF ESSENCE

         Time shall be of the essence in this Agreement.

10.4     ENTIRE AGREEMENT

         This Agreement and the Confidentiality Agreement constitute the entire agreement between the Parties and cancel and supersede all prior agreements and understandings between the Parties with respect to the subject matter hereof. To the extent that provisions of the Confidentiality Agreement conflict with provisions of this Agreement, the provisions of this Agreement shall govern. The Board of Directors of each of the Parties hereby consents under Section 11.1 of the Confidentiality Agreement (for so long as this Agreement remains in effect and has not been terminated) to the actions of the other taken to consummate the Amalgamation and the transactions contemplated thereby or action taken to propose amendments thereto under Section 5.6 of this Agreement. The Parties hereby amend the Confidentiality Agreement such that the Confidentiality Agreement shall terminate upon the Amalgamation becoming effective or at the end of the 12th calendar month following the termination of this Agreement, whichever is first to occur and the exclusivity provisions of the Confidentiality Agreement contained in Article 3 thereof are hereby terminated.

10.5     FURTHER ASSURANCES

         Each Party hereto shall, from time to time, and at all times hereafter, at the request of the other Party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

10.6     GOVERNING LAW

         This Agreement shall be governed by, and be construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein. Each Party hereto hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

10.7     EXECUTION IN COUNTERPARTS

         This Agreement may be executed in identical counterparts, each of which is and is hereby conclusively deemed to be an original and the counterparts collectively are to be conclusively deemed to be one instrument.

10.8     WAIVER

         No waiver by any Party hereto shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

10.9     ENUREMENT AND ASSIGNMENT

         This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party hereto.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

ACETEX CORPORATION                      AT PLASTICS INC.

Per: (signed) "BROOKE N. WADE"          Per: (signed) "GARY CONNAUGHTY"
     ----------------------------            ----------------------------------
     Name:  Brooke N. Wade                   Name:  Gary  Connaughty
     Title: Chairman & Chief                 Title: President & Chief Executive
            Executive Officer                       Officer

Per: (signed) "KEN E. VIDALIN"
     ----------------------------
     Name:  Ken E. Vidalin
     Title: President & Chief
            Operating Officer


2028569 ONTARIO LIMITED

Per: (signed) "BROOKE N. WADE"
     ----------------------------
     Name:  Brooke N. Wade
     Title: Chairman & Chief
            Executive Officer

Per: (signed) "KEN E. VIDALIN"
     ----------------------------
     Name:  Ken E. Vidalin
     Title: President & Chief
            Operating Officer

                                  SCHEDULE "A"
                            ARTICLES OF AMALGAMATION

[OBCA FORM]

1.       NAME OF CORPORATION.

                  Acetex (Ontario) Inc.

2.       CORPORATE ACCESS NO.

3.

4. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE.

                  An unlimited number of common shares

5.       RESTRICTIONS IF ANY ON SHARE TRANSFERS.

                  No restrictions.

6.       NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS.

                  Minimum of three (3), maximum of twelve (12).

7.       RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON.

                  No restrictions.

8.       OTHER RULES OR PROVISIONS IF ANY.

                  The directors of the Corporation are authorized to appoint from time to time between annual meetings one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the end of the most recently completed annual general meeting of the Corporation.

9.       NAME OF AMALGAMATING CORPORATIONS.

                  AT Plastics Inc
                  Acetex (Ontario) Inc.

10.      CORPORATE ACCESS NO.

DATE                                SIGNATURE                          TITLE

                                   SCHEDULE B

                    REPRESENTATIONS AND WARRANTIES OF ACETEX

1.       ORGANIZATION.

         Each of Acetex and its Material Subsidiaries has been duly incorporated or formed under the Laws of its jurisdiction of incorporation or other organization, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as presently owned and conducted. All of the outstanding shares in the capital of and other ownership interests of its Subsidiaries are validly issued, fully paid and non-assessable and all such shares and other ownership interests owned directly or indirectly by Acetex are (except as disclosed in writing to AT Plastics or pursuant to restrictions on transfer contained in constating documents, rights of first refusal and similar rights restricting transfer contained in shareholder, partnership or joint venture agreements for or pursuant to existing financing arrangements involving Subsidiaries which are not wholly owned): (i) owned free and clear of all material liens, claims or encumbrances and (ii) there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its Subsidiaries.

2.       CAPITALIZATION.

         The authorized capital of Acetex consists of an unlimited number of Acetex Shares. As of the date hereof there are 25,491,864 Acetex Shares outstanding and 2,869,188 Acetex Shares issuable under the Acetex Option Plan. Except as described in the immediately preceding sentence or otherwise disclosed in writing, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating Acetex or any Subsidiary to issue or sell (other than to a wholly-owned Subsidiary of Acetex or any of its Subsidiaries) any shares of Acetex or any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Acetex, any Subsidiary or any other person, nor (except for rights under the Acetex Option Plans), is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Acetex or any Subsidiary. There have been no Acetex Shares issued since 2000, other than pursuant to the exercise of stock option entitlements. Since 2000, Acetex has granted Acetex Options only in the ordinary course of business.

3.       AUTHORITY.

         Acetex has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acetex and the consummation by Acetex of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of Acetex and, subject to approval by the Acetex Shareholders, no other corporate proceedings on the part of Acetex are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acetex and constitutes a valid and binding obligation of Acetex, enforceable against Acetex in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws relating to or affecting creditors' rights generally, to general principles of equity and public policy. Except as disclosed in writing to AT Plastics on or prior to the date hereof and subject to obtaining all consents and approvals contemplated by this Agreement, the execution and delivery by Acetex of this Agreement and performance by it of its obligations hereunder and the completion of the Amalgamation and the transactions contemplated thereby, will not:

(a) result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

           (i) its or any Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any person holding an ownership interest in any Material Subsidiary;

          (ii) any law, regulation, order, judgment or decree; or

         (iii) any contract, agreement, license, franchise or permit to which Acetex or any Material Subsidiary is bound or is subject or is the beneficiary;

(b) give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available; or

(c) result in the imposition of any Encumbrance, charge or lien upon any of its assets or the assets of any Material Subsidiary, or restrict, hinder, impair or limit the ability of Acetex or any Material Subsidiary to carry on the business of Acetex or any Material Subsidiary as and where it is now being carried on or as and where it may be carried on in the future;

which would individually or in the aggregate have a material adverse effect on Acetex or materially impair the ability of Acetex to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

4.       ABSENCE OF CHANGES.

         Since December 31, 2002, and except as has been previously disclosed in writing to AT Plastics or has been publicly disclosed prior to the date hereof in any document filed with the Alberta Securities Commission (the "Securities Authorities") (i) Acetex has conducted its business only in the ordinary and regular course of business consistent with past practice, (ii) other than in the ordinary and regular course of business consistent with past practice, no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which would individually or in the aggregate be material to Acetex or which materially and adversely affects the ability of Acetex to consummate the transactions contemplated hereby have been incurred, (iii) there has not been any material change, as defined under the Securities Act (Alberta), in the affairs of Acetex or in the financial condition, results of operations or business of Acetex and (iv) as of the execution hereof, there are no material change reports filed with the Securities Authorities which remain confidential.

5.       EMPLOYMENT AGREEMENTS.

(a) Other than as disclosed in writing to AT Plastics on or prior to the date hereof, or except as set forth in the proxy circular prepared in connection with the Annual General Meeting of Acetex held on May 24, 2003, neither Acetex nor any Material Subsidiary is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any senior executive.

(b) Other than as disclosed in writing to AT Plastics on or prior to the date hereof, neither Acetex nor any Material Subsidiary is a party to any collective bargaining agreement nor subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current, pending or threatened strikes or lockouts at either Acetex or any Material Subsidiary that would individually or in the aggregate have a material adverse effect on Acetex.

(c) Other than as disclosed in writing to AT Plastics on or prior to the date hereof, neither Acetex nor any Material Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or threatened, or any litigation, actual or threatened, relating to its employees or independent contractors (including any termination of such persons) other than those claims or such litigation as would individually or in the aggregate not have a material adverse effect on Acetex.

(d) Other than as disclosed in writing to AT Plastics on or prior to the date hereof or as are not material, Acetex and all Material Subsidiaries have operated in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no current, pending or threatened proceedings before any board or tribunal with respect to any of the areas listed herein other than where the failure to so operate or such proceedings which, individually or in the aggregate would not have a material adverse effect on Acetex.

6.       DISCLOSURE.

         Acetex has publicly disclosed in documents filed with the Securities Authorities or disclosed to AT Plastics in writing, on or prior to the date hereof, any information regarding any event, circumstance or action taken or failed to be taken which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on Acetex or materially and adversely affects the ability of Acetex to consummate the transactions contemplated hereby.

7.       FINANCIAL STATEMENTS.

         Except as disclosed in writing to AT Plastics on or prior to the date hereto, the audited consolidated balance sheet and related consolidated statements of income, retained income and cash flows of Acetex, for the fiscal years ended December 31, 2002 and 2001 and the unaudited interim consolidated financial statements of Acetex for the periods ended March 31, 2003, were prepared in accordance with generally accepted accounting principles in Canada consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of Acetex's independent accountants or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the consolidated financial condition of Acetex at the respective dates indicated and the results of operations of Acetex (on a consolidated basis) for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

8.       BOOKS AND RECORDS.

         The corporate records and minute books of Acetex and the Material Subsidiaries have been maintained substantially in accordance with all applicable Laws and are complete and accurate in all material respects.

9.       LITIGATION, ETC.

         Except as set forth or specifically reflected in any document filed with the Securities Authorities, or as disclosed in writing to AT Plastics on or prior to the date hereof, there is no claim, action, proceeding or investigation pending or, to the knowledge of Acetex, threatened against or relating to Acetex or any Material Subsidiary or affecting any of their properties or assets before any court or governmental or regulatory authority or body that, if adversely determined, is likely to have a material adverse effect on Acetex or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Amalgamation, nor is Acetex aware of any basis for any such claim, action, proceeding or investigation. Neither Acetex nor any Material Subsidiary is subject to any outstanding order, writ, injunction or decree that has had or is reasonably likely to have a material adverse effect on Acetex or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Amalgamation.

10.      ENVIRONMENTAL.

         All operations of Acetex and its Material Subsidiaries, have been and are now, in compliance with all Environmental Laws, except where the failure to be in compliance would not, individually or in the aggregate, have a material adverse effect on Acetex. Except as has been disclosed in writing to AT Plastics on or prior to the date hereof, neither Acetex nor any Material Subsidiary is aware of, or is subject to:

(a) any proceeding, application, order or directive which relates to environmental health or safety matters, and which may require any material work, repairs, construction, or expenditures; or

(b) any demand or notice with respect to the breach of any Environmental Laws applicable to Acetex or any Subsidiary, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of Hazardous Substances;

which individually or in the aggregate would have a material adverse effect on Acetex.

11.      INSURANCE.

         Policies of insurance in force as of the date hereof naming Acetex as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of Acetex and the Material Subsidiaries for which, having regard to the nature of such risk and the relative cost of obtaining insurance, it is in the opinion of Acetex reasonable to seek such insurance rather than provide for self insurance. All such policies of insurance shall remain in force and effect (subject to taking into account insurance market conditions and offerings and industry practices) and shall not be cancelled or otherwise terminated as a result of the transactions contemplated hereby or by the Amalgamation other than such cancellations as would not individually or in the aggregate have a material adverse effect on Acetex.

12.      TAX MATTERS.

(a) RETURNS FILED AND TAXES PAID. All Returns required to be filed by or on behalf of Acetex or any Material Subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. Except as disclosed in writing by Acetex to AT Plastics on or prior to the date hereof, all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other material amount of Taxes are payable by Acetex or any Material Subsidiaries with respect to items or periods covered by such Returns.

(b) TAX RESERVES. Acetex has paid or provided adequate accruals in its consolidated financial statements for the year ended December 31, 2002 for Taxes assessed, including income taxes and related deferred taxes, in conformity with generally accepted accounting principles applicable in Canada.

(c) TAX DEFICIENCIES; AUDITS. Except as has been disclosed in writing to AT Plastics, no deficiencies exist or have been asserted with respect to Taxes of Acetex or any Material Subsidiary, neither Acetex nor any Material Subsidiary is a Party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against Acetex or any Material Subsidiary or any of their respective assets, except where such deficiencies, actions or proceedings are not material to Acetex or the Amalgamation.

13.      PENSION AND EMPLOYEE BENEFITS.

(a) Other than as disclosed in writing to AT Plastics on or prior to the date hereof, Acetex has complied, in all material respects, with all the terms of and all applicable Laws in respect of the pension and other employee compensation and benefit obligations of Acetex and its Material Subsidiaries, including the terms of any collective agreements, funding and investment contracts or obligations applicable thereto, arising under or relating to each of the pension or retirement income plans or other employee compensation or benefit plans, agreements, policies, programs, arrangements or practices, whether written or oral, which are maintained by or binding upon Acetex or any of its Material Subsidiaries (collectively referred to as the "Acetex Plans") and all Acetex Plans are fully funded and in good standing with such regulatory authorities as may be applicable.

(b) No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Acetex Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable legislation refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the Acetex Plans or their assets which individually or in the aggregate would have a material adverse effect on Acetex.

(c) Other than as disclosed in writing to AT Plastics on or prior to the date hereof, no event has occurred or condition exists with respect to any of the Acetex Plans or relating to any employee of Acetex or a Material Subsidiary which, individually or in the aggregate, is reasonably likely to result in a material liability to Acetex.

14.      PROPERTY.

         Acetex and its Material Subsidiaries have good and sufficient title to the real property interests including, without limitation, fee simple estate of and in real property, leases, easements, rights of way, permits or licences from landowners or authorities permitting the use of land by Acetex and its Material Subsidiaries, necessary to permit the operation of its businesses as presently owned and conducted except as disclosed in writing to the other Party hereto on or prior to the date hereof and except for such failures of title that would, individually or in the aggregate, not have a material adverse effect on

Acetex. All trade marks, trade names, patents and copyrights, both domestic and foreign, used in or required for the proper carrying on of the business of Acetex and its Material Subsidiaries are validly and beneficially owned by Acetex or the relevant Material Subsidiary with the sole and exclusive right to use the same and are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto and the conduct of the Acetex and its Material Subsidiaries does not infringe upon the trade marks, trade names, patents or copyrights, domestic or foreign, of any other person.

15.      REPORTS.

         Acetex has filed with the Securities Authorities, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1997 except for such forms, reports, schedules, statements or other documents which were not material (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any financial statements or schedules included therein, are referred to as the "Acetex Documents"). The Acetex Documents, at the time filed, (a) did not contain any misrepresentation and (b) complied in all material respects with the requirements of applicable securities legislation.

16.      COMPLIANCE WITH LAWS.

         Since December 31, 2002, and except as has been publicly disclosed prior to the date hereof in any document filed with the Securities Authorities, Acetex and its Material Subsidiaries and its Material Subsidiaries have complied with and are not in violation of any applicable Laws other than non-compliance or violations which would not, individually or in the aggregate, have a material adverse effect on Acetex or which would not materially impair the ability of Acetex to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

17.      LICENSES, ETC.

         Except as disclosed in writing to AT Plastics on or prior to the date hereof, Acetex and each of its Material Subsidiaries owns, possesses, or has obtained and is in compliance with, all licenses, permits (including permits required under Environmental Laws), certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or as proposed to be conducted, the failure to own, possess, obtain or be in compliance with which would not, individually or in the aggregate, have a material adverse effect on Acetex or would not materially impair the ability of Acetex to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

18.      CERTAIN CONTRACTS.

         Except as disclosed in writing to AT Plastics on or prior to the date hereof, neither Acetex nor any of its Material Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit the manner or the localities in which all or any material portion of the business of Acetex or its Material Subsidiaries is or would be conducted other than such contracts which individually or in the aggregate would not have material portion of the business of Acetex or its Material Subsidiaries is or would be conducted other than such contracts which individually or in the aggregate would not have a material adverse effect, on Acetex or would not materially impair the ability of Acetex to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

19.      REGULATORY MATTERS

         The aggregate value of the assets of Acetex and its Subsidiaries in Canada does not exceed (Cdn.) $9 million in the aggregate, determined as of December 31, 2002 and in such manner as is prescribed for purposes of the COMPETITION ACT (Canada); and the gross revenues from sales in, from or into Canada of Acetex and its Subsidiaries, determined for the year ended December 31, 2002 and in such manner as is prescribed for purposes of the Competition Act (Canada), do not exceed (Cdn.) $150 million in the aggregate Acetex is a "Canadian" as that term is defined pursuant to the provisions of the INVESTMENT CANADA ACT.

20.      ACETEX SUB

         Acetex Sub has no liabilities or obligations other than those arising pursuant to the Agreement and has no assets save for cash of $10.

                                   SCHEDULE C

                  REPRESENTATIONS AND WARRANTIES OF AT PLASTICS

1.       ORGANIZATION.

         Each of AT Plastics and its Material Subsidiaries has been duly incorporated or formed under the Laws of its jurisdiction of incorporation or other organization, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as presently owned and conducted. All of the outstanding shares in the capital of and other ownership interests of its Subsidiaries are validly issued, fully paid and non-assessable and all such shares and other ownership interests owned directly or indirectly by AT Plastics are (except as disclosed in writing to Acetex or pursuant to restrictions on transfer contained in constating documents, rights of first refusal and similar rights restricting transfer contained in shareholder, partnership or joint venture agreements for or pursuant to existing financing arrangements involving Subsidiaries which are not wholly owned): (i) owned free and clear of all material liens, claims or encumbrances and (ii) there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its Subsidiaries.

2.       CAPITALIZATION.

         The authorized capital of AT Plastics consists of: (a) an unlimited number of AT Plastics Shares and two classes of preferred shares. As of the date hereof there are 49,935,934 AT Plastics Shares outstanding and no preferred shares outstanding and 4,013,497 AT Plastics Shares were issuable pursuant to outstanding AT Plastics Options. Except as described in the immediately preceding sentence or as disclosed in writing to Acetex and except for: (a)the AT Plastics Warrants; the compensation arrangement with Arnold Cader; and (c) the compensation arrangement with certain directors of AT Plastics, there are no options, warrants, conversion privileges or other rights; agreements, arrangements or commitments obligating AT Plastics or any Subsidiary to issue or sell (other than to a wholly-owned Subsidiary of AT Plastics or any of its Subsidiaries) any shares of AT Plastics or any of its Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of AT Plastics, any Subsidiary or any other person, nor is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of AT Plastics or the Subsidiary. Except as disclosed in writing to Acetex, there have been no AT Plastics Shares issued since December 31, 2002 other than pursuant to the exercise of stock option entitlements.

3.       AUTHORITY.

         AT Plastics has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by AT Plastics and the consummation by AT Plastics of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of AT Plastics and, subject to approval by the AT Plastics Shareholders, no other corporate proceedings on the part of AT Plastics are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by AT Plastics and constitutes a valid and binding obligation of AT Plastics, enforceable against AT Plastics in accordance with its terms subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws relating to or affecting creditors' rights generally, to general principles of equity and public policy. Except as disclosed in writing to Acetex on or prior to the date hereof and subject to obtaining all consents and approvals contemplated by this Agreement, the execution and delivery by AT Plastics of this Agreement and performance by it of its obligations hereunder and the completion of the Amalgamation and the transactions contemplated thereby, will not:

(a) result in a violation or breach of, require any consent to be obtained under or give rise to any termination rights under any provision of:

           (i) its or any Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding with any Person holding an ownership interest in any Material Subsidiary;

          (ii) any law, regulation, order, judgment or decree; or

         (iii) any contract, agreement, license, franchise or permit to which AT Plastics or any Material Subsidiary is bound or is subject or is the beneficiary;

(b) give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available; or

(c) result in the imposition of any Encumbrance, charge or lien upon any of its assets or the assets of any Material Subsidiary, or restrict, hinder, impair or limit the ability of AT Plastics or any Material Subsidiary to carry on the business of AT Plastics or any Material Subsidiary as and where it is now being carried on or as and where it may be carried on in the future;

which would individually or in the aggregate have a material adverse effect on AT Plastics or materially impair the ability of AT Plastics to perform its obligations hereunder or materially delay the consummation of the transactions contemplated hereby.

4.       ABSENCE OF CHANGES.

         Since December 31, 2002, and except as has been previously disclosed in writing to Acetex or has been publicly disclosed prior to the date hereof in any document filed with the Alberta Securities Commission (the "Securities Authorities") (i) AT Plastics has conducted its business only in the ordinary and regular course of business consistent with past practice, (ii) other than in the ordinary and regular course of business consistent with past practice, no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) which would individually or in the aggregate be material to AT Plastics or which materially and adversely affects the ability of AT Plastics to consummate the transactions contemplated hereby have been incurred, (iii) there has not been any material change, as defined under the Securities Act (Alberta), in the affairs of AT Plastics or in the financial condition, results of operations or business of AT Plastics and (iv) as of the execution hereof, there are no material change reports filed with the Securities Authorities which remain confidential.

5.       EMPLOYMENT AGREEMENTS.

(a) Except as disclosed in writing to Acetex on or prior to the date hereof, or except as set forth in the proxy circular prepared in connection with the Annual General Meeting of AT Plastics held on May 22, 2003o , neither AT Plastics nor any Material Subsidiary is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any senior executive.

(b) Other than as disclosed in writing to Acetex on or prior to the date hereof, neither AT Plastics nor any Material Subsidiary is a party to any collective bargaining agreement nor subject to any application for certification or threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current, pending or threatened strikes or lockouts at either AT Plastics or any Material Subsidiary that would individually or in the aggregate have a material adverse effect on AT Plastics.

(c) Other than as disclosed in writing to Acetex on or prior to the date hereof, neither AT Plastics nor any Material Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or threatened, or any litigation, actual or threatened, relating to its employees or independent contractors (including any termination of such persons) other than those claims or such litigation as would individually or in the aggregate not have a material adverse effect on AT Plastics.

(d) Other than as disclosed in writing to Acetex on or prior to the date hereof or as are not material, AT Plastics and all Material Subsidiaries have operated in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no current, pending or threatened proceedings before any board or tribunal with respect to any of the areas listed herein other than where the failure to so operate or such proceedings which, individually or in the aggregate would not have a material adverse effect on AT Plastics.

6.       DISCLOSURE.

         AT Plastics has publicly disclosed in documents filed with the Securities Authorities or disclosed to Acetex in writing, on or prior to the date hereof, any information regarding any event, circumstance or action taken or failed to be taken which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on AT Plastics or materially and adversely affects the ability of AT Plastics to consummate the transactions contemplated hereby.

7.       FINANCIAL STATEMENTS.

         The audited consolidated financial statements of AT Plastics for the fiscal year ended December 31, 2002 and the unaudited interim consolidated financial statements of AT Plastics for the period ended March 31, 2003 were prepared in accordance with generally accepted accounting principles in Canada consistently applied (except (i) as otherwise indicated in such financial statements and the notes thereto or, in the case of audited statements, in the related report of AT Plastics's independent accountants or (ii) in the case of unaudited interim financial statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the consolidated financial condition of AT Plastics at the respective dates indicated and the results of operations of AT Plastics (on a consolidated basis) for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments).

8.       BOOKS AND RECORDS.

         The corporate records and minute books of AT Plastics and the Material Subsidiaries have been maintained substantially in accordance with all applicable Laws and are complete and accurate in all material respects.

9.       LITIGATION, ETC.

         Except as set forth or specifically reflected in any document filed with the Securities Authorities, or as disclosed in writing to Acetex on or prior to the date hereof, there is no claim, action, proceeding or investigation pending or, to the knowledge of AT Plastics, threatened against or relating to AT Plastics or any Material Subsidiary or affecting any of their properties or assets before any court or governmental or regulatory authority or body that, if adversely determined, is likely to have a material adverse effect on AT Plastics, or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Amalgamation, nor is AT Plastics aware of any basis for any such claim, action, proceeding or investigation. Neither AT Plastics nor any Material Subsidiary is subject to any outstanding order, writ, injunction or decree that has had or is reasonably likely to have a material adverse effect on AT Plastics or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Amalgamation.

10.      ENVIRONMENTAL.

         All operations of AT Plastics and its Material Subsidiaries, have been and are now, in compliance with all Environmental Laws, except where the failure to be in compliance would, not, individually or in the aggregate, have a material adverse effect on AT Plastics. Except as has been disclosed in, writing to Acetex on or prior to the date hereof, neither AT Plastics nor any Material Subsidiary is aware of, or is subject to:

(a) any proceeding, application, order or directive which relates to environmental health or safety matters, and which may require any material work, repairs, construction, or expenditures; or

(b) any demand or notice with respect to the breach of any Environmental Laws applicable to AT Plastics or any Subsidiary, including, without limitation, any regulations respecting the use, storage, treatment, transportation, or disposition of Hazardous Substances;

which individually or in the aggregate would have a material adverse effect on AT Plastics.

11.      INSURANCE.

         Policies of insurance in force as of the date hereof naming AT Plastics as an insured adequately cover all risks reasonably and prudently foreseeable in the operation and conduct of the business of AT Plastics and the Material Subsidiaries for which, having regard to the nature of such risk and the relative costs of obtaining insurance, it is in the opinion of AT Plastics reasonable to seek such insurance rather than provide for self insurance. All such policies of insurance shall remain in force and effect (subject to taking into account insurance market conditions and offerings and industry practices) and shall not be cancelled or otherwise terminated as a result of the transactions contemplated hereby or by the Amalgamation other than such cancellations as would not individually or in the aggregate have a material adverse effect on AT Plastics.

12.      TAX MATTERS.

(a) RETURNS FILED AND TAXES PAID. All Returns required to be filed by or on behalf of AT Plastics or any Material Subsidiaries have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. Except as disclosed in writing by AT Plastics to Acetex on or prior to the date hereof, all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other material amount of Taxes are payable by AT Plastics or any Material Subsidiaries with respect to items or periods covered by such Returns.

(b) TAX RESERVES. AT Plastics has paid or provided adequate accruals in its consolidated financial statements for the year ended December 31, 2002 for Taxes assessed, including income taxes and related deferred taxes, in conformity with generally accepted accounting principles applicable in Canada.

(c) TAX DEFICIENCIES; AUDITS. Except as has been disclosed in writing to Acetex, no deficiencies exist or have been asserted with respect to Taxes of AT Plastics or any Material Subsidiary, neither AT Plastics nor any Material Subsidiary is a Party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against AT Plastics or any Material Subsidiary or any of their respective assets, except where such deficiencies, actions or proceedings are not material to AT Plastics or the Amalgamation.

13.      PENSION AND EMPLOYEE BENEFITS.

(a) Other than as disclosed in writing to Acetex on or prior to the date hereof, AT Plastics has complied, in all material respects, with all the terms of and all applicable Laws in respect of the pension and other employee compensation and benefit obligations of AT Plastics and its Material Subsidiaries, including the terms of any collective agreements, funding and investment contracts or obligations applicable thereto, arising under or relating to each of the pension or retirement income plans or other employee compensation or benefit plans, agreements, policies, programs, arrangements or practices, whether written or oral, which are maintained by or binding upon AT Plastics or any of its Material Subsidiaries

         (collectively referred to as the "AT Plastics Plans") and all AT Plastics Plans are fully funded and in good standing with such regulatory authorities as may be applicable.

(b) No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any AT Plastics Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable legislation refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the AT Plastics Plans or their assets which individually or in the aggregate would have a material adverse effect on AT Plastics.

(c) Other than as disclosed in writing to Acetex on or prior to the date hereof, no event has occurred or condition exists with respect to the AT Plastics Plans or relating to any employee of AT Plastics or a Material Subsidiary which, individually or in the aggregate, is reasonably likely to result in a material liability to AT Plastics.

14.      PROPERTY.

         AT Plastics and its Material Subsidiaries have good and sufficient title to the real property interests including, without limitation, fee simple estate of and in real property, leases, easements, rights of way, permits or licences from landowners or authorities permitting the use of land by AT Plastics and its Material Subsidiaries, necessary to permit the operation of its businesses as presently owned and conducted except as disclosed in writing to the other Party hereto on or prior to the date hereof and except for such failures of title that would, individually or in the aggregate, not have a material adverse effect on AT Plastics. All trade marks, trade names, patents and copyrights, both domestic and foreign, used in or required for the proper carrying on of the business of AT Plastics and its Material Subsidiaries are validly and beneficially owned by AT Plastics or the relevant Material Subsidiary with the sole and exclusive right to use the same and are in good standing and duly registered in all appropriate offices to preserve the right thereof and thereto and the conduct of the AT Plastics and its Material Subsidiaries does not infringe upon the trade marks, trade names, patents or copyrights, domestic or foreign, of any other person.

15.      REPORTS.

         AT Plastics has filed with the Securities Authorities, true and complete copies of all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1999 except for such forms, reports, schedules, statements or other documents which were not material (such forms, reports, schedules, statements and other documents, including any financial statements or other documents, including any financial statements or schedules included therein, are referred to as the "AT Plastics Documents"). The AT Plastics Documents, at the time filed, (a) did not contain any misrepresentation not subsequently corrected and (b) complied in all material respects with the requirements of applicable securities legislation.

16.      COMPLIANCE WITH LAWS.

         Since December 31, 2002, and except as has been publicly disclosed prior to the date hereof in any document filed with the Securities Authorities, AT Plastics and its Material Subsidiaries have complied with and are not in violation of any applicable Laws other than non-compliance or violations which would not individually or in the aggregate have a material adverse effect on AT Plastics or which would not materially impair the ability of AT Plastics to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

17.      LICENSES, ETC.

         Except as disclosed in writing to Acetex on or prior to the date hereof, AT Plastics and each of its Material Subsidiaries owns, possesses, or has obtained and is in compliance with, all licenses, permits (including permits required under Environmental Laws), certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or as proposed to be conducted, the failure to own, possess, obtain or be in compliance with which would not individually or in the aggregate have a material adverse effect on AT Plastics or would not materially impair the ability of AT Plastics to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

18.      CERTAIN CONTRACTS.

         Except as disclosed in writing to Acetex on or prior to the date hereof, neither AT Plastics nor any of its Material Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit the manner or the localities in which all or any material portion of the business of AT Plastics or its Material Subsidiaries is or would be conducted other than such contracts which individually or in the aggregate would not have a material adverse effect on AT Plastics or would not materially impair the ability of AT Plastics to perform its obligations hereunder or prevent or materially delay the consummation of any of the transactions contemplated hereby.

                                   SCHEDULE D

                             GOVERNANCE ARRANGEMENTS

1.       TRANSITIONAL

         Between the date hereof and the Effective Date, the Chief Executive Officers of each of Acetex and AT Plastics shall agree on an organizational structure to be implemented as soon as practicable after the Effective Date and shall agree on the placement of individuals in respect of significant management positions.

         It is the intention of Acetex and AT Plastics that there be a reasonable sharing of employment positions for the combined business operations after the Effective Date; it being understood that determinations in respect of such positions shall be made in a manner consistent with the efficient operation of the combined business operations.

2.       OPTIONS

         AT Plastics and Acetex anticipate that, following the completion of the Amalgamation; the Board of Directors of Acetex will conduct an assessment of Acetex's outstanding options. This may result in additional options being granted or in the surrender of options in conjunction with the grant of new options, all in accordance with the terms of the Acetex Option Plan and subject to any required stock exchange and shareholder approvals. All determinations with respect of the foregoing matters described in this paragraph shall be at the discretion of the Board of Directors of Acetex.


                                   SCHEDULE E

ACETEX SUBSTITUTE WARRANTS

Warrant Certificate No. 1

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 4:30 P.M. (CALGARY TIME), ON JUNE 2, 2008.

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER HEREOF, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AS AMENDED, AND IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER HEREOF, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER U.S. SECURITIES LAWS.

                               WARRANT CERTIFICATE
                               ACETEX CORPORATION
                    (Incorporated under the laws of Alberta)

WARRANT CERTIFICATE     706,760 WARRANTS entitling the holder to acquire
NO. 1                   706,760 Common Shares in the capital of Acetex
                        Corporation at a price per Common Share as determined herein (subject to adjustment).

THIS IS TO CERTIFY THAT The Peninsula Fund III, L.P., The Buhl Building, 535 Griswold Street, Suite 2050, Detroit MI 48226 (hereinafter referred to as the "HOLDER" or "WARRANTHOLDER") is the holder of the number of warrants ("Warrants") of Acetex Corporation (the "CORPORATION") specified above, each Warrant entitling the holder to acquire from the Corporation, at the Exercise Price (as defined herein) per common share, in the manner and subject to the restrictions and adjustments set forth herein, at any time from the date hereof, and from time to time thereafter, as to all or any part of the Warrants represented hereby until 4:30 p.m. (Calgary time) (the "TIME OF EXPIRY") on June 2, 2008 (the "EXPIRY DATE") one (1) common share without nominal or par value of the Corporation, as such shares were constituted on the date of this Warrant Certificate (the "COMMON SHARES").

MECHANICS OF EXERCISE

THE RIGHT TO ACQUIRE COMMON SHARES MAY ONLY BE EXERCISED BY THE HOLDER WITHIN THE TIME SET FORTH ABOVE BY:

          (b) duly completing and executing the Exercise Form forming Schedule B to this Warrant Certificate;

          (c) surrendering this Warrant Certificate to the Corporation at the executive office of the Corporation together with the duly completed Exercise Form; and

          (d) remitting a certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Corporation at par where this Warrant Certificate is so surrendered, for the aggregate purchase price of the Common Shares so subscribed for.

THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE WILL BE DEEMED TO BE SURRENDERED ONLY UPON PERSONAL DELIVERY HEREOF OR, IF SENT BY MAIL OR OTHER MEANS OF TRANSMISSION, UPON ACTUAL PERSONAL DELIVERY HEREOF.

HOLDER OF RECORD AND DELIVERY OF SHARE CERTIFICATES

UPON EXERCISE OF THE WARRANTS AND SURRENDER OF THIS WARRANT CERTIFICATE, AND PAYMENT OF THE EXERCISE PRICE (AS DEFINED IN 0) TO THE CORPORATION, THE PERSON OR PERSONS IN WHOSE NAME OR NAMES THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS ARE TO BE ISSUED SHALL BE DEEMED FOR ALL PURPOSES (EXCEPT AS PROVIDED IN THIS WARRANT CERTIFICATE) TO BE THE HOLDER OR HOLDERS OF RECORD OF SUCH COMMON SHARES AND THE CORPORATION COVENANTS THAT IT WILL (SUBJECT TO THE PROVISIONS OF THIS WARRANT CERTIFICATE) CAUSE A CERTIFICATE OR CERTIFICATES REPRESENTING SUCH COMMON SHARES TO BE DELIVERED OR MAILED TO THE PERSON OR PERSONS AT THE ADDRESS OR ADDRESSES SPECIFIED IN THE EXERCISE FORM.

CERTIFICATES FOR THE COMMON SHARES SUBSCRIBED FOR WILL BE MAILED TO THE PERSONS SPECIFIED IN THE EXERCISE FORM AT THEIR RESPECTIVE ADDRESSES SPECIFIED THEREIN, FIVE BUSINESS DAYS AFTER THE SURRENDER OF THIS WARRANT CERTIFICATE AND PAYMENT OF THE EXERCISE PRICE. IN THE EVENT OF

A PURCHASE OF A NUMBER OF COMMON SHARES FEWER THAN THE NUMBER WHICH CAN BE PURCHASED UPON EXERCISE OF THE WARRANTS REPRESENTED HEREBY, THE WARRANTHOLDER SHALL BE ENTITLED TO RECEIVE, WITHOUT CHARGE, A NEW WARRANT CERTIFICATE IN RESPECT OF THE BALANCE OF THE COMMON SHARES NOT THEN PURCHASED. UNDER NO CIRCUMSTANCES WILL THE CORPORATION BE OBLIGED TO ISSUE FRACTIONAL COMMON SHARES.

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Corporation represents and warrants to, and covenants and agrees with, the Warrantholder as follows:

          (e) TO ISSUE WARRANTS AND RESERVE COMMON SHARES: That it is duly authorized to create and issue the Warrants and that the Warrants, when issued and signed, will be valid and enforceable against the Corporation and that the Corporation will cause the Common Shares acquired pursuant to the Warrants under this Warrant Certificate and the certificates representing such Common Shares to be duly issued and delivered. At all times prior to and including the Time of Expiry, while any of the Warrants are outstanding, the Corporation shall reserve and allot out of its authorized capital a number of Common Shares as is sufficient to enable the Corporation to meet its obligation to issue Common Shares in respect of the exercise of all Warrants outstanding hereunder from time to time. All Common Shares acquired pursuant to the Warrants shall be fully paid and non-assessable.

          (f) TO MAINTAIN STOCK EXCHANGE LISTING: That it will use its best efforts to ensure that its Common Shares remain listed on the facilities of The Toronto Stock Exchange Inc. (the "TSE") or another recognized stock exchange in Canada until the first anniversary of the Expiry Date, and the Corporation will make application to the TSE to list such additional number of Common Shares as may be issued as a result of the exercise of the Warrants.

          (g) TO EXECUTE FURTHER ASSURANCES: That it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as the Warrantholder may reasonably require for effecting the provisions of this Warrant Certificate.

          (h) TO CARRY ON BUSINESS: It will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, carry on and conduct, and will cause to be carried on and conducted, its business in the same manner as heretofore carried on and conducted, provided, however, that the Corporation may cease to operate or may dispose of any business, premises, property or operation if in the opinion of the directors or officers of the Corporation or any subsidiary of the Corporation, as the case may be, it would be advisable and in the best interests of the Corporation to do so.

          (i)  REPORTING ISSUER AND RESTRICTIONS ON TRANSFER OF COMMON SHARES:
               That the Corporation is presently a reporting issuer (or the equivalent) in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Prince Edward Island, Nova Scotia and Newfoundland (the "REPORTING JURISDICTIONS") and will use its best efforts to ensure that it remains a reporting issuer (or the equivalent) in good standing under the securities legislation of the Reporting Jurisdictions until the first anniversary of the Expiry Date.

          (j) PROVISION OF FINANCIAL INFORMATION: That if it ceases to be a reporting issuer in at least one Reporting Jurisdiction, it will provide to the Warrantholder such interim and annual financial information as it would be required to file in the Reporting Jurisdictions if it were a reporting issuer at the earliest times that it would have been required to file such financial information in the Reporting Jurisdictions.

SECURITIES LAW REQUIREMENTS

IF, IN THE OPINION OF COUNSEL TO THE CORPORATION, ANY INSTRUMENT IS REQUIRED TO BE FILED WITH OR ANY PERMISSION, ORDER OR RULING IS REQUIRED TO BE OBTAINED FROM ANY SECURITIES REGULATORY AUTHORITY OR ANY OTHER STEP IS REQUIRED UNDER ANY FEDERAL, STATE OR PROVINCIAL LAW OF THE REPORTING JURISDICTIONS OR OF THE UNITED STATES BEFORE ANY SECURITIES OR PROPERTY WHICH THE WARRANTHOLDER IS ENTITLED TO RECEIVE PURSUANT TO THE EXERCISE OF THE WARRANTS MAY PROPERLY AND LEGALLY BE DELIVERED UPON THE DUE EXERCISE OF THE WARRANTS AND SOLD WITHOUT RESTRICTION (OTHER THAN STANDARD RESALE RESTRICTIONS APPLICABLE TO A PRIVATE PLACEMENT OF SECURITIES), THE CORPORATION COVENANTS THAT IT WILL USE ITS BEST EFFORTS TO FILE SUCH INSTRUMENT, OBTAIN SUCH PERMISSION, ORDER OR RULING OR TAKE ALL SUCH OTHER ACTIONS, AT ITS EXPENSE, AS IS REQUIRED OR APPROPRIATE IN THE CIRCUMSTANCES; PROVIDED, HOWEVER, THAT THE CORPORATION IS IN NO WAY OBLIGATED TO FILE ANY PROSPECTUS OR REGISTRATION STATEMENT WITH ANY SECURITIES REGULATORY AUTHORITY OR SIMILAR AUTHORITY IN CANADA OR THE UNITED STATES TO QUALIFY THE DISTRIBUTION OF THE SECURITIES OR PROPERTY ISSUABLE ON THE EXERCISE OF THE WARRANTS.

THE CORPORATION WILL GIVE ALL NOTICES AND MAKE ALL FILINGS UNDER APPLICABLE CANADIAN AND UNITED STATES SECURITIES LAWS AND APPLICABLE STOCK EXCHANGE RULES, REGULATIONS AND POLICIES REQUIRED TO BE MADE BY THE CORPORATION IN CONNECTION WITH THE EXERCISE OF THE WARRANTS AND THE ISSUANCE OF THE UNDERLYING COMMON SHARES.

IF AT THE TIME OF EXERCISE OF THE WARRANTS THERE REMAIN TRADING RESTRICTIONS ON THE COMMON SHARES ISSUABLE UPON SUCH EXERCISE PURSUANT TO APPLICABLE SECURITIES LEGISLATION OF ANY OF THE PROVINCES OF CANADA, THE CORPORATION MAY, UPON THE ADVICE OF ITS COUNSEL, ENDORSE ANY SUCH COMMON SHARE CERTIFICATE ISSUED BY THE CORPORATION TO SUCH EFFECT BY PLACING THE FOLLOWING LEGEND ON SUCH CERTIFICATE (OR SUCH OTHER OR ADDITIONAL LEGEND(S) AS MAY BE REQUIRED BY APPLICABLE REGULATORY AUTHORITIES OR STOCK EXCHANGES), AS WELL AS ALL CERTIFICATES ISSUED IN EXCHANGE THEREFOR OR IN SUBSTITUTION THEREFOR OR UPON A TRANSFER THEREOF:

     STATUTORY RESALE RESTRICTIONS UNDER APPLICABLE SECURITIES LEGISLATION OF THE PROVINCES OF CANADA MAY APPLY ON THE RESALE OF THESE SECURITIES. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA OR THE UNITED STATES. A NEW CERTIFICATE NOT BEARING THIS LEGEND MAY BE OBTAINED FROM THE CORPORATION UPON DELIVERY OF THIS CERTIFICATE AND AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH RESALE IS NOT SUBJECT TO ANY SUCH APPLICABLE STATUTORY RESALE RESTRICTIONS.

CERTIFICATES REPRESENTING COMMON SHARES ISSUED PURSUANT TO THE EXERCISE OF THE WARRANTS IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES (AS DEFINED IN THE U.S. SECURITIES ACT), AS WELL AS ALL CERTIFICATES ISSUED IN EXCHANGE THEREFOR OR IN SUBSTITUTION THEREFOR OR UPON A TRANSFER THEREOF, WILL BEAR A LEGEND TO THE FOLLOWING EFFECT:

         THE COMMON SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH COMMON SHARES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH COMMON SHARES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT TO THE CORPORATION'S AND ANY TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION SATISFACTORY TO EACH OF THEM. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM THE TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A WRITTEN DECLARATION TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE COMMON SHARES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

ADJUSTMENTS

FOR PURPOSES OF THIS SECTION, THE FOLLOWING TERMS HAVE THE MEANINGS AS SET OUT
BELOW:

         "CURRENT MARKET PRICE" means at any date the weighted average price at which the Common Shares have been traded on the Corporation's Principal Stock Exchange during the 30 consecutive Trading Days ending one Trading Day before such date; and in the event the Common Shares are not so traded on any stock exchange in Canada, the "CURRENT MARKET PRICE" thereof shall be determined by the board of directors of the Corporation who shall rely upon the advice of independent financial agents with respect thereto.

         "EFFECTIVE DATE" has the meaning ascribed thereto in the Combination Agreement entered into among Acetex Corporation, AT Plastics Inc. and Acetex (Ontario) Inc. as of even date herewith.

         "EXERCISE PRICE" with respect to the exercise of the Warrants means the closing price of a Common Share on the Toronto Stock Exchange on the Effective Date (in Canadian dollars) provided that if there is no trade of a

         Common Share on the Toronto Stock Exchange on such date then it shall mean the closing price on the first day following the Effective Date on which a trade occurs on the Toronto Stock Exchange, unless such price has been adjusted in accordance with the provisions hereunder, in which case it shall mean the adjusted price in effect at such time.

         "PRINCIPAL STOCK EXCHANGE" means the TSE; and in the event the Common Shares are not listed on the TSE, but are listed on another stock exchange or stock exchanges in Canada, the foregoing references to the TSE shall be deemed to be references to such other stock exchange or, if more than one, to such one as shall be designated by the board of directors of the Corporation.

         "TRADING DAY" means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business and with respect to the over-the-counter market means a day on which the Corporation's Principal Stock Exchange is open for the transaction of business.

THE ACQUISITION RIGHTS AS THEY RELATE TO COMMON SHARES, IN EFFECT AT ANY DATE, ATTACHING TO THE WARRANTS, AND THE EXERCISE PRICE IN RESPECT THEREOF, SHALL BE SUBJECT TO ADJUSTMENT FROM TIME TO TIME AS FOLLOWS:

          (k) if and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation shall:

               (i) subdivide or redivide the outstanding Common Shares into a greater number of shares;

               (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares; or

               (iii) issue Common Shares (or securities convertible into Common Shares) to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend or other distribution of Common Shares or securities convertible into Common Shares;

         the Exercise Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a stock dividend, as the case may be, shall be adjusted to equal the price determined by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately prior to such date and the denominator shall be the total number of Common Shares immediately after such date. Such adjustment shall be made successively whenever any event referred to in this 1(a)(x) shall occur; any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under 1(a)(x) and 1(a)(xii). Upon any adjustment of the Exercise Price pursuant to 1(a)(x), the number of Common Shares obtainable under each Warrant shall be adjusted immediately after the effective date of such subdivision, redivision, change, reduction, combination or consolidation, by multiplying the number of Common Shares which were theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately after such date and the denominator shall be the total number of Common Shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this 1(a)(x) shall occur;

          (l) if and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation shall fix a record date for the distribution to all or substantially all of the holders of Common Shares of rights, options or warrants (other than Warrants) entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); any Common Shares owned by or held for the account of the Corporation or any subsidiary shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights, options or warrants are not issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be;

          (m) if and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of:

                (i) shares of any class other than Common Shares, whether of the
                    Corporation or any other corporation;

               (ii) rights, options or warrants to subscribe for or purchase
                    Common Shares (excluding those referred to in 001(a)(xi);

              (iii) evidences of its indebtedness;

               (iv) assets; or

                (v) cash dividends paid;

         then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the aggregate fair market value (as determined by the directors, which determination shall be conclusive) of such shares, rights, options, warrants, evidences of indebtedness, assets or dividends so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price; any Common Shares owned by or held for the account of the Corporation or Subsidiary shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be;

         (n) notwithstanding any provision of this Warrant Certificate, if and whenever at any time from the date hereof and prior to the Time of Expiry, in the event of the occurrence of any change, either
               (a) through the issue, transfer, acquisition, conversion, exchange of securities or otherwise, or (b) through amalgamation, arrangement, merger or otherwise as a result of which a person or company or group of persons or companies acting jointly or in concert, who, acting at arm's length to the Corporation, either alone or together with its or their associates and affiliates, beneficially own greater than fifty percent (50%) of the outstanding Common Shares (a "CHANGE OF CONTROL"), all Warrants that have not been exercised prior to the record date or effective date of such Change in Control transaction, shall thereafter be exercisable for and the holder shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for but for the same aggregate consideration payable therefore, the number of other securities or property (including cash) of the entity resulting from such reorganization, consolidation, amalgamation, merger or sale, as the case may be, that the holder would have been entitled to receive on such Change in Control if, on the record date or the effective date thereof, the holder had been the registered holder of the number of Common Shares so subscribed for;

          (o) if and whenever at any time from the date hereof and prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Warrantholder who has not exercised its right of acquisition under the Warrants prior to the effective date of such reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, arrangement or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrantholder would have been entitled to receive on such reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares sought to be acquired by it. If determined appropriate by the Warrantholder to give effect to or to evidence the provisions of this 1(a)(xiv), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, issue to the Warrantholder a warrant certificate which shall provide, to the extent possible, for the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be possible, to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any warrant certificate issued by the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this 0 and which shall apply to successive reclassification, capital reorganizations, amalgamations, arrangements, consolidations, mergers, sales or conveyances;

          (p) all adjustments to the Exercise Price provided for in this 0 shall be made subject to the rules and regulations of the Principal Stock Exchange (if any), and in particular, the maximum discount to market price allowable in connection with private placements of securities;

          (q) in any case in which this 0 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as such holder would, but for the provisions of this 1(a)(xvi), have become the holder of record of such additional Common Shares pursuant to 001(a)(xiii) or 1(a)(xiv);

          (r) the adjustments provided for in this 0 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this 0, provided that, notwithstanding any other provision of this 0, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this 1(a)(xvii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment;

          (s) after any adjustment pursuant to this 0, the term "COMMON SHARES" where used in this Warrant Certificate shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this 0, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this 0, upon the full exercise of a Warrant;

          (t) in determining at any time and from time to time the number of Common Shares outstanding at that time for purposes of this 0, there shall be included that number of Common Shares which would be outstanding upon conversion of all convertible securities then outstanding and upon exercise of all rights, options or warrants then outstanding to purchase Common Shares, and there shall be excluded any Common Shares (and Common Shares which would be outstanding upon conversion of convertible securities) held by or for the account of the Corporation;

          (u) upon the expiry of the period for conversion of convertible securities and the exercise period for rights, options, warrants to purchase Common Shares or convertible securities, the Exercise Price shall be adjusted to what it would have been if such unconverted securities and unexercised rights, options or warrants had not been issued; and

          (v) whenever Common Shares shall have been issued for non-cash consideration in whole or in part, the issue price for such Common Shares shall be determined by the directors.

ENTITLEMENT TO SHARES ON EXERCISE OF WARRANT

All shares of any class or other securities which a Warrantholder is at the time in question entitled to receive on the exercise of its Warrants, whether or not as a result of adjustments made pursuant hereto, shall, for the purposes of the interpretation of this Warrant Certificate, be deemed to be shares which such Warrantholder is entitled to acquire pursuant to such Warrant.

DETERMINATION BY CORPORATION'S AUDITORS

In the event of any dispute arising with respect to the adjustments provided for hereunder such question shall be conclusively determined by the Corporation's auditors who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrantholder and all other persons interested therein. The party that does not receive the favourable determination of the dispute shall be solely responsible to pay all fees and expenses of the Corporation's auditors arising in connection with the dispute.

PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holder is entitled to receive on the full exercise thereof in accordance with the provisions of this Warrant Certificate.

CERTIFICATE OF ADJUSTMENT

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in hereunder, deliver a certificate of the Corporation to the Warrantholder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the calculation of the adjustment shall be supported by a certificate of the Corporation's auditors verifying such calculation. When so verified, the Corporation shall forthwith give notice to the Warrantholder specifying the event requiring such adjustment or readjustment and the results thereof including the resulting Exercise Price; provided that, if the Corporation has given notice under 0 covering all the relevant facts in respect of such event, no such notice need be given under this 0.

NOTICE OF SPECIAL MATTERS

The Corporation covenants that, so long as any Warrant remains outstanding, it will give notice to the Warrantholder of its intention to fix the record date for any event referred to in 1(a)(x), 1(a)(xii), 1(a)(xiii) or 1(a)(xiv) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment of the Exercise Price. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than twenty-one calendar days prior to such applicable record date.

NO ACTION AFTER NOTICE

The Corporation covenants that it will not close its transfer books or take any other corporate action which might deprive the holder of the opportunity to exercise its right of acquisition pursuant thereto during the period of twenty-one calendar days after the giving of the certificate or notices set forth in 0 and 0.

OTHER ADJUSTMENTS

In case the Corporation after the date hereof shall take any action affecting the Common Shares, other than an action described in 0, which in the opinion of the directors would have a material adverse effect on the rights of the Warrantholder, the Exercise Price and/or the number and/or kind of Common Shares purchasable upon exercise, there shall be an adjustment in such manner, if any, and at such time, as the directors in their discretion may reasonably determine to be equitable to the Warrantholder in such circumstances. Failure by the directors to take any such action so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

PARTICIPATION BY WARRANTHOLDER

No adjustments shall be made pursuant to 0 if the Warrantholder is entitled to participate in the event described in 0 for which an adjustment would be made on the same terms, MUTATIS MUTANDIS, as if the Warrantholder had exercised its Warrants prior to, or on the effective date or record date of, such event.

EXCHANGE OF WARRANT CERTIFICATE

The Warrantholder may, at any time prior to the Expiry Date, upon surrender of this Warrant Certificate to the Corporation at the office referred to above, exchange this Warrant Certificate for other Warrant Certificates entitling the holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

SHAREHOLDER STATUS

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

TRANSFER OF WARRANTS

THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE MAY BE TRANSFERRED ON THE REGISTER KEPT AT THE OFFICE OF THE CORPORATION BY THE REGISTERED HOLDER HEREOF OR ITS LEGAL REPRESENTATIVES OR ITS ATTORNEY DULY APPOINTED BY COMPLETION OF THE TRANSFER FORM ATTACHED AS SCHEDULE "A"

HERETO OR SUCH OTHER INSTRUMENT IN WRITING IN FORM AND EXECUTION SATISFACTORY TO THE CORPORATION. IF THE WARRANTS ARE BEING SOLD OR TRANSFERRED OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, THE LEGEND ON THIS WARRANT CERTIFICATE SHALL BE REMOVED BY PROVIDING A DECLARATION TO THE CORPORATION TO THE FOLLOWING EFFECT (OR AS THE CORPORATION MAY PRESCRIBE FROM TIME TO TIME):

                  The undersigned (a) acknowledges that the sale of the Warrants to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) it is not an affiliate (as that term is defined in the U.S. Securities Act) of the issuer of the securities, (2) the offer of such securities was not made to a Person in the United States and, at the time the buy order was originated, the buyer was outside the United States, or the seller and any Person acting on its behalf reasonably believe that the buyer was outside the United States, and (3) neither the seller, nor any affiliate of the seller, nor any Person acting on their behalf, has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities. Terms herein have the meanings given to them by Regulation S under the U.S. Securities Act.

         If any such Warrants are being transferred other than in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and other than to the Corporation, the legend shall be removed by delivery to the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or U.S. state securities laws.

THE WARRANTHOLDER MAY NOT TRANSFER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE TO MORE THAN FOUR PERSONS OR COMPANIES WITHOUT THE PRIOR CONSENT OF THE CORPORATION.

INDEMNIFICATION

In addition to any other rights or remedies to which the Warrantholder may be entitled, the Corporation agrees to and will indemnify and hold harmless the Warrantholder and its affiliates and their respective successors, assigns, officers, directors, employees, attorneys, and agents (individually and collectively, an "INDEMNIFIED PARTY") from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, reasonable attorneys' fees and expenses) and that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Corporation under this Warrant Certificate or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Warrantholder under this Warrant Certificate. The foregoing indemnification includes any such claims, actions, damages, costs and expenses incurred by reason of the sole, comparative or contributory negligence of the person indemnified, but excludes any of the same incurred by reason of such person's gross negligence or wilful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

GOVERNING LAW

This Warrant Certificate and the Warrants represented hereunder will be governed by the laws of the province of Alberta and the federal laws of Canada applicable therein.

TIME OF THE ESSENCE

Time shall be of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be
signed by its duly authorized officer on      , 2003.



                                       ACETEX CORPORATION

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                  SCHEDULE "A"
                                  TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to __________ , _____ Warrants of Acetex Corporation registered in the name of the undersigned on the records of Acetex Corporation represented by the attached Warrant Certificate and irrevocably appoints __________ , the attorney of the undersigned to transfer the said securities on the books of AT Plastics Inc. or on the register of Warrant transfers, with full power of substitution.

DATED the __________ day of __________ 20 _____ .


_____________________________                    _____________________________
  Signature Guaranteed                            (Signature of Warrantholder)


1. Signature of the Warrantholder must be signature of the person appearing on the face of this Warrant Certificate.

2. If this Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3. The signature on this Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

4. The Warrants shall only be transferable in accordance with applicable laws.

5. THE TRANSFER OF WARRANTS MAY RESULT IN THE COMMON SHARES OBTAINED UPON THE EXERCISE OF THE WARRANTS NOT BEING FREELY TRADEABLE IN THE JURISDICTION OF THE PURCHASER'S RESIDENCE. IN SUCH A CASE, THE CORPORATION MAY AFFIX SUCH LEGENDS AS IT MAY, UPON ADVICE OF COUNSEL, DETERMINE APPROPRIATE.

                                  SCHEDULE "B"
                                  EXERCISE FORM

TO:      AT PLASTICS INC.

The undersigned hereby irrevocably exercises the right to acquire, on the basis of one Common Share for one Warrant represented by this Warrant Certificate, _________ Common Shares of Acetex Corporation as constituted on _________ , 2003 (or such number of Common Shares or other securities or property to which such Warrants entitle the undersigned pursuant to the provisions of the accompanying Warrant Certificate) in accordance with and subject to the provision of this Warrant Certificate and encloses herewith a certified cheque, bank draft or money order, in lawful money of Canada payable to the order of Acetex Corporation in the amount of $________ representing the aggregate exercise price.

         The Common Shares (or other securities or property) are to be issued as follows:

         Name: _________________________________________________________________

         Address in full: ______________________________________________________

         _______________________________________________________________________

         Number of Common Shares: ______________________________________________

         Note: If further nominees intended, please attach (and initial) schedule giving these particulars.

              DATED the _________ day of _________ , 200__.


_______________________________              ___________________________________
Signature Guaranteed                         (Signature of Warrantholder)

_______________________________              ___________________________________
                                             Print full name

                                             ___________________________________
                                             Print full address

                                             ___________________________________

INSTRUCTIONS:

6. The holder may exercise its right to receive Common Shares by completing this Exercise Form and surrendering the Warrant Certificate representing the Warrants being exercised, together with the aggregate exercise price, to AT Plastics Inc. at its principal office c/o Burnet, Duckworth & Palmer LLP, 1400, 350 7th Avenue SW, Calgary, Alberta T2P 3N9. Certificates for Common Shares will be delivered or mailed within five Business Days after exercise of the Warrants. THE RIGHTS OF THE REGISTERED HOLDER HEREOF CEASE IF THE WARRANTS ARE NOT EXERCISED PRIOR TO 4:30 P.M. (CALGARY TIME) ON OR BEFORE JUNE 2, 2008.

7. If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the Warrantholder, the signature of the Warrantholder on the Exercise Form MUST be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

8. If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

Warrant Certificate No. 2

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 4:30 P.M. (CALGARY TIME), ON JUNE 2, 2008.

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER HEREOF, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AS AMENDED, AND IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER HEREOF, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER U.S. SECURITIES LAWS.

                               WARRANT CERTIFICATE
                               ACETEX CORPORATION
                    (Incorporated under the laws of Alberta)

WARRANT CERTIFICATE     141,352 WARRANTS entitling the holder to acquire,
NO. 2                   at a price of Cdn. $4.32 per Common Share, 141,352
                        Common Shares in the capital of Acetex Corporation
                        (subject to adjustment).

THIS IS TO CERTIFY THAT Connecticut General Life Insurance Company, c/o Private & Alternative Investments (H16B), CIGNA Investments, Inc., 280 Trumbull Street, Hartford, CT 06103 USA (hereinafter referred to as the "HOLDER" or "WARRANTHOLDER") is the holder of the number of warrants ("WARRANTS") of Acetex Corporation (the "CORPORATION") specified above, each Warrant entitling the holder to acquire from the Corporation, at a price of $4.32 per common share, in the manner and subject to the restrictions and adjustments set forth herein, at any time from the date hereof, and from time to time thereafter, as to all or any part of the Warrants represented hereby until 4:30 p.m. (Calgary time) (the "TIME OF EXPIRY") on June 2, 2008 (the "EXPIRY DATE") one (1) common share without nominal or par value of the Corporation, as such shares were constituted on the date of this Warrant Certificate (the "COMMON SHARES").

MECHANICS OF EXERCISE

THE RIGHT TO ACQUIRE COMMON SHARES MAY ONLY BE EXERCISED BY THE HOLDER WITHIN THE TIME SET FORTH ABOVE BY:

           (i) duly completing and executing the Exercise Form forming Schedule B to this Warrant Certificate;

          (ii) surrendering this Warrant Certificate to the Corporation at the executive office of the Corporation together with the duly completed Exercise Form; and

         (iii) remitting a certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of the Corporation at par where this Warrant Certificate is so surrendered, for the aggregate purchase price of the Common Shares so subscribed for.


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THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE WILL BE DEEMED TO BE
SURRENDERED ONLY UPON PERSONAL DELIVERY HEREOF OR, IF SENT BY MAIL OR OTHER MEANS OF TRANSMISSION, UPON ACTUAL PERSONAL DELIVERY HEREOF.

HOLDER OF RECORD AND DELIVERY OF SHARE CERTIFICATES

UPON EXERCISE OF THE WARRANTS AND SURRENDER OF THIS WARRANT CERTIFICATE, AND PAYMENT OF THE EXERCISE PRICE (AS DEFINED IN 0) TO THE CORPORATION, THE PERSON OR PERSONS IN WHOSE NAME OR NAMES THE COMMON SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS ARE TO BE ISSUED SHALL BE DEEMED FOR ALL PURPOSES (EXCEPT AS PROVIDED IN THIS WARRANT CERTIFICATE) TO BE THE HOLDER OR HOLDERS OF RECORD OF SUCH COMMON SHARES AND THE CORPORATION COVENANTS THAT IT WILL (SUBJECT TO THE PROVISIONS OF THIS WARRANT CERTIFICATE) CAUSE A CERTIFICATE OR CERTIFICATES REPRESENTING SUCH COMMON SHARES TO BE DELIVERED OR MAILED TO THE PERSON OR PERSONS AT THE ADDRESS OR ADDRESSES SPECIFIED IN THE EXERCISE FORM.

CERTIFICATES FOR THE COMMON SHARES SUBSCRIBED FOR WILL BE MAILED TO THE PERSONS SPECIFIED IN THE EXERCISE FORM AT THEIR RESPECTIVE ADDRESSES SPECIFIED THEREIN, FIVE BUSINESS DAYS AFTER THE SURRENDER OF THIS WARRANT CERTIFICATE AND PAYMENT OF THE EXERCISE PRICE. IN THE EVENT OF A PURCHASE OF A NUMBER OF COMMON SHARES FEWER THAN THE NUMBER WHICH CAN BE PURCHASED UPON EXERCISE OF THE WARRANTS REPRESENTED HEREBY, THE WARRANTHOLDER SHALL BE ENTITLED TO RECEIVE, WITHOUT CHARGE, A NEW WARRANT CERTIFICATE IN RESPECT OF THE BALANCE OF THE COMMON SHARES NOT THEN PURCHASED. UNDER NO CIRCUMSTANCES WILL THE CORPORATION BE OBLIGED TO ISSUE FRACTIONAL COMMON SHARES.

REPRESENTATIONS, WARRANTIES AND COVENANTS

The Corporation represents and warrants to, and covenants and agrees with, the Warrantholder as follows:

          (iv) TO ISSUE WARRANTS AND RESERVE COMMON SHARES: That it is duly authorized to create and issue the Warrants and that the Warrants, when issued and signed, will be valid and enforceable against the Corporation and that the Corporation will cause the Common Shares acquired pursuant to the Warrants under this Warrant Certificate and the certificates representing such Common Shares to be duly issued and delivered. At all times prior to and including the Time of Expiry, while any of the Warrants are outstanding, the Corporation shall reserve and allot out of its authorized capital a number of Common Shares as is sufficient to enable the Corporation to meet its obligation to issue Common Shares in respect of the exercise of all Warrants outstanding hereunder from time to time. All Common Shares acquired pursuant to the Warrants shall be fully paid and non-assessable.

           (v) TO MAINTAIN STOCK EXCHANGE LISTING: That it will use its best efforts to ensure that its Common Shares remain listed on the facilities of The Toronto Stock Exchange Inc. (the "TSE") or another recognized stock exchange in Canada until the first anniversary of the Expiry Date, and the Corporation will make application to the TSE to list such additional number of Common Shares as may be issued as a result of the exercise of the Warrants.

          (vi) TO EXECUTE FURTHER ASSURANCES: That it will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged


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               and delivered, all other acts, deeds and assurances in law as the
               Warrantholder may reasonably require for effecting the provisions of this Warrant Certificate.

         (vii) TO CARRY ON BUSINESS: It will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, carry on and conduct, and will cause to be carried on and conducted, its business in the same manner as heretofore carried on and conducted, provided, however, that the Corporation may cease to operate or may dispose of any business, premises, property or operation if in the opinion of the directors or officers of the Corporation or any subsidiary of the Corporation, as the case may be, it would be advisable and in the best interests of the Corporation to do so.

        (viii) REPORTING ISSUER AND RESTRICTIONS ON TRANSFER OF COMMON SHARES:
               That the Corporation is presently a reporting issuer (or the equivalent) in British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Prince Edward Island, Nova Scotia and Newfoundland (the "REPORTING JURISDICTIONS") and will use its best efforts to ensure that it remains a reporting issuer (or the equivalent) in good standing under the securities legislation of the Reporting Jurisdictions until the first anniversary of the Expiry Date.

          (ix) PROVISION OF FINANCIAL INFORMATION: That if it ceases to be a reporting issuer in at least one Reporting Jurisdiction, it will provide to the Warrantholder such interim and annual financial information as it would be required to file in the Reporting Jurisdictions if it were a reporting issuer at the earliest times that it would have been required to file such financial information in the Reporting Jurisdictions.


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SECURITIES LAW REQUIREMENTS

IF, IN THE OPINION OF COUNSEL TO THE CORPORATION, ANY INSTRUMENT IS REQUIRED TO BE FILED WITH OR ANY PERMISSION, ORDER OR RULING IS REQUIRED TO BE OBTAINED FROM ANY SECURITIES REGULATORY AUTHORITY OR ANY OTHER STEP IS REQUIRED UNDER ANY FEDERAL, STATE OR PROVINCIAL LAW OF THE REPORTING JURISDICTIONS OR OF THE UNITED STATES BEFORE ANY SECURITIES OR PROPERTY WHICH THE WARRANTHOLDER IS ENTITLED TO RECEIVE PURSUANT TO THE EXERCISE OF THE WARRANTS MAY PROPERLY AND LEGALLY BE DELIVERED UPON THE DUE EXERCISE OF THE WARRANTS AND SOLD WITHOUT RESTRICTION (OTHER THAN STANDARD RESALE RESTRICTIONS APPLICABLE TO A PRIVATE PLACEMENT OF SECURITIES), THE CORPORATION COVENANTS THAT IT WILL USE ITS BEST EFFORTS TO FILE SUCH INSTRUMENT, OBTAIN SUCH PERMISSION, ORDER OR RULING OR TAKE ALL SUCH OTHER ACTIONS, AT ITS EXPENSE, AS IS REQUIRED OR APPROPRIATE IN THE CIRCUMSTANCES; PROVIDED, HOWEVER, THAT THE CORPORATION IS IN NO WAY OBLIGATED TO FILE ANY PROSPECTUS OR REGISTRATION STATEMENT WITH ANY SECURITIES REGULATORY AUTHORITY OR SIMILAR AUTHORITY IN CANADA OR THE UNITED STATES TO QUALIFY THE DISTRIBUTION OF THE SECURITIES OR PROPERTY ISSUABLE ON THE EXERCISE OF THE WARRANTS.

THE CORPORATION WILL GIVE ALL NOTICES AND MAKE ALL FILINGS UNDER APPLICABLE CANADIAN AND UNITED STATES SECURITIES LAWS AND APPLICABLE STOCK EXCHANGE RULES, REGULATIONS AND POLICIES REQUIRED TO BE MADE BY THE CORPORATION IN CONNECTION WITH THE EXERCISE OF THE WARRANTS AND THE ISSUANCE OF THE UNDERLYING COMMON SHARES.

IF AT THE TIME OF EXERCISE OF THE WARRANTS THERE REMAIN TRADING RESTRICTIONS ON THE COMMON SHARES ISSUABLE UPON SUCH EXERCISE PURSUANT TO APPLICABLE SECURITIES LEGISLATION OF ANY OF THE PROVINCES OF CANADA, THE CORPORATION MAY, UPON THE ADVICE OF ITS COUNSEL, ENDORSE ANY SUCH COMMON SHARE CERTIFICATE ISSUED BY THE CORPORATION TO SUCH EFFECT BY PLACING THE FOLLOWING LEGEND ON SUCH CERTIFICATE (OR SUCH OTHER OR ADDITIONAL LEGEND(S) AS MAY BE REQUIRED BY APPLICABLE REGULATORY AUTHORITIES OR STOCK EXCHANGES), AS WELL AS ALL CERTIFICATES ISSUED IN EXCHANGE THEREFOR OR IN SUBSTITUTION THEREFOR OR UPON A TRANSFER THEREOF:

         STATUTORY RESALE RESTRICTIONS UNDER APPLICABLE SECURITIES LEGISLATION OF THE PROVINCES OF CANADA MAY APPLY ON THE RESALE OF THESE SECURITIES. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA OR THE UNITED STATES. A NEW CERTIFICATE NOT BEARING THIS LEGEND MAY BE OBTAINED FROM THE CORPORATION UPON DELIVERY OF THIS CERTIFICATE AND AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH RESALE IS NOT SUBJECT TO ANY SUCH APPLICABLE STATUTORY RESALE RESTRICTIONS.

CERTIFICATES REPRESENTING COMMON SHARES ISSUED PURSUANT TO THE EXERCISE OF THE WARRANTS IN THE UNITED STATES OR BY OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON OR A PERSON IN THE UNITED STATES (AS DEFINED IN THE U.S. SECURITIES ACT), AS WELL AS ALL CERTIFICATES ISSUED IN EXCHANGE THEREFOR OR IN SUBSTITUTION THEREFOR OR UPON A TRANSFER THEREOF, WILL BEAR A LEGEND TO THE FOLLOWING EFFECT:

         THE COMMON SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH COMMON SHARES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH COMMON SHARES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR (D)


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         PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION
         REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT TO THE CORPORATION'S AND ANY TRANSFER AGENT'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO THIS CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION SATISFACTORY TO EACH OF THEM. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM THE TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A WRITTEN DECLARATION TO THE TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE COMMON SHARES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.

ADJUSTMENTS

FOR PURPOSES OF THIS SECTION, THE FOLLOWING TERMS HAVE THE MEANINGS AS SET OUT
BELOW:

         "CURRENT MARKET PRICE" means at any date the weighted average price at which the Common Shares have been traded on the Corporation's Principal Stock Exchange during the 30 consecutive Trading Days ending one Trading Day before such date; and in the event the Common Shares are not so traded on any stock exchange in Canada, the "CURRENT MARKET PRICE" thereof shall be determined by the board of directors of the Corporation who shall rely upon the advice of independent financial agents with respect thereto.

         "EXERCISE PRICE" with respect to the exercise of the Warrants means Cdn. $4.32 per Common Share, unless such price has been adjusted in accordance with the provisions hereunder, in which case it shall mean the adjusted price in effect at such time.

         "PRINCIPAL STOCK EXCHANGE" means the TSE; and in the event the Common Shares are not listed on the TSE, but are listed on another stock exchange or stock exchanges in Canada, the foregoing references to the TSE shall be deemed to be references to such other stock exchange or, if more than one, to such one as shall be designated by the board of directors of the Corporation.

         "TRADING DAY" means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business and with respect to the over-the-counter market means a day on which the Corporation's Principal Stock Exchange is open for the transaction of business.


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THE ACQUISITION RIGHTS AS THEY RELATE TO COMMON SHARES, IN EFFECT AT ANY DATE,
ATTACHING TO THE WARRANTS, AND THE EXERCISE PRICE IN RESPECT THEREOF, SHALL BE SUBJECT TO ADJUSTMENT FROM TIME TO TIME AS FOLLOWS:

           (x) if and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation shall:

               (1) subdivide or redivide the outstanding Common Shares into a greater number of shares;

               (2) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares; or

               (3) issue Common Shares (or securities convertible into Common Shares) to the holders of all or substantially all of the outstanding Common Shares by way of a stock dividend or other distribution of Common Shares or securities convertible into Common Shares;

          the Exercise Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a stock dividend, as the case may be, shall be adjusted to equal the price determined by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately prior to such date and the denominator shall be the total number of Common Shares immediately after such date. Such adjustment shall be made successively whenever any event referred to in this 1(a)(x) shall occur; any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding Common Shares under 1(a)(x) and 1(a)(xii). Upon any adjustment of the Exercise Price pursuant to 1(a)(x), the number of Common Shares obtainable under each Warrant shall be adjusted immediately after the effective date of such subdivision, redivision, change, reduction, combination or consolidation, by multiplying the number of Common Shares which were theretofore obtainable on the exercise thereof by a fraction of which the numerator shall be the total number of Common Shares outstanding immediately after such date and the denominator shall be the total number of Common Shares outstanding immediately prior to such date. Such adjustment shall be made successively whenever any event referred to in this 1(a)(x) shall occur;

          (xi) if and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation shall fix a record date for the distribution to all or substantially all of the holders of Common Shares of rights, options or warrants (other than Warrants) entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record


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


               date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); any Common Shares owned by or held for the account of the Corporation or any subsidiary shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights, options or warrants are not issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be;

         (xii) if and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of:

               (1) shares of any class other than Common Shares, whether of the Corporation or any other corporation;

               (2) rights, options or warrants to subscribe for or purchase Common Shares (excluding those referred to in 00(xi);

               (3) evidences of its indebtedness;

               (4) assets; or

               (5) cash dividends paid;

          then, in each such case, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on such record date, less the aggregate fair market value (as determined by the directors, which determination shall be conclusive) of such shares, rights, options, warrants, evidences of indebtedness, assets or dividends so distributed, and of which the denominator shall be the total number of Common


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          Shares outstanding on such record date multiplied by such Current
          Market Price; any Common Shares owned by or held for the account of the Corporation or Subsidiary shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be;

        (xiii) notwithstanding any provision of this Warrant Certificate, if and whenever at any time from the date hereof and prior to the Time of Expiry, in the event of the occurrence of any change, either (a) through the issue, transfer, acquisition, conversion, exchange of securities or otherwise, or (b) through amalgamation, arrangement, merger or otherwise as a result of which a person or company or group of persons or companies acting jointly or in concert, who, acting at arm's length to the Corporation, either alone or together with its or their associates and affiliates, beneficially own greater than fifty percent (50%) of the outstanding Common Shares (a "CHANGE OF CONTROL"), all Warrants that have not been exercised prior to the record date or effective date of such Change in Control transaction, shall thereafter be exercisable for and the holder shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for but for the same aggregate consideration payable therefore, the number of other securities or property (including cash) of the entity resulting from such reorganization, consolidation, amalgamation, merger or sale, as the case may be, that the holder would have been entitled to receive on such Change in Control if, on the record date or the effective date thereof, the holder had been the registered holder of the number of Common Shares so subscribed for;

          (xiv) if and whenever at any time from the date hereof and prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Warrantholder who has not exercised its right of acquisition under the Warrants prior to the effective date of such reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from


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


               such merger, amalgamation, arrangement or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Warrantholder would have been entitled to receive on such reclassification, reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Warrantholder had been the registered holder of the number of Common Shares sought to be acquired by it. If determined appropriate by the Warrantholder to give effect to or to evidence the provisions of this 1(a)(xiv), the Corporation, its successor, or such purchasing body corporate, partnership, trust or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance, issue to the Warrantholder a warrant certificate which shall provide, to the extent possible, for the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be possible, to any shares, other securities or property to which a Warrantholder is entitled on the exercise of its acquisition rights thereafter. Any warrant certificate issued by the Corporation, any successor to the Corporation or such purchasing body corporate, partnership, trust or other entity shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this 0 and which shall apply to successive reclassification, capital reorganizations, amalgamations, arrangements, consolidations, mergers, sales or conveyances;

          (xv) all adjustments to the Exercise Price provided for in this 0 shall be made subject to the rules and regulations of the Principal Stock Exchange (if any), and in particular, the maximum discount to market price allowable in connection with private placements of securities;

         (xvi) in any case in which this 0 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Warrant exercised after such record date and before the occurrence of such event the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the relevant date of exercise or such later date as such holder would,


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               but for the provisions of this 1(a)(xvi), have become the holder of record of such additional Common Shares pursuant to 00(xiii) or 1(a)(xiv);

        (xvii) the adjustments provided for in this 0 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest whole cent and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this 0, provided that, notwithstanding any other provision of this 0, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect; provided, however, that any adjustments which by reason of this 1(a)(xvii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment;

       (xviii) after any adjustment pursuant to this 0, the term "COMMON
               SHARES" where used in this Warrant Certificate shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this 0, the Warrantholder is entitled to receive upon the exercise of his Warrant, and the number of Common Shares indicated by any exercise made pursuant to a Warrant shall be interpreted to mean the number of Common Shares or other property or securities a Warrantholder is entitled to receive, as a result of such adjustment and all prior adjustments pursuant to this 0, upon the full exercise of a Warrant;

         (xix) in determining at any time and from time to time the number of Common Shares outstanding at that time for purposes of this 0, there shall be included that number of Common Shares which would be outstanding upon conversion of all convertible securities then outstanding and upon exercise of all rights, options or warrants then outstanding to purchase Common Shares, and there shall be excluded any Common Shares (and Common Shares which would be outstanding upon conversion of convertible securities) held by or for the account of the Corporation;

          (xx) upon the expiry of the period for conversion of convertible securities and the exercise period for rights, options, warrants to purchase Common Shares or convertible securities, the Exercise Price shall be adjusted to what it would have been if such unconverted securities and unexercised rights, options or warrants had not been issued; and

         (xxi) whenever Common Shares shall have been issued for non-cash consideration in whole or in part, the issue price for such Common Shares shall be determined by the directors.


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ENTITLEMENT TO SHARES ON EXERCISE OF WARRANT

All shares of any class or other securities which a Warrantholder is at the time in question entitled to receive on the exercise of its Warrants, whether or not as a result of adjustments made pursuant hereto, shall, for the purposes of the interpretation of this Warrant Certificate, be deemed to be shares which such Warrantholder is entitled to acquire pursuant to such Warrant.

DETERMINATION BY CORPORATION'S AUDITORS

In the event of any dispute arising with respect to the adjustments provided for hereunder such question shall be conclusively determined by the Corporation's auditors who shall have access to all necessary records of the Corporation, and such determination shall be binding upon the Corporation, the Warrantholder and all other persons interested therein. The party that does not receive the favourable determination of the dispute shall be solely responsible to pay all fees and expenses of the Corporation's auditors arising in connection with the dispute.

PROCEEDINGS PRIOR TO ANY ACTION REQUIRING ADJUSTMENT

As a condition precedent to the taking of any action which would require an adjustment in any of the acquisition rights pursuant to any of the Warrants, including the number of Common Shares which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation has unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares which the holder is entitled to receive on the full exercise thereof in accordance with the provisions of this Warrant Certificate.

CERTIFICATE OF ADJUSTMENT

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in hereunder, deliver a certificate of the Corporation to the Warrantholder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the calculation of the adjustment shall be supported by a certificate of the Corporation's auditors verifying such calculation. When so verified, the Corporation shall forthwith give notice to the Warrantholder specifying the event requiring such adjustment or readjustment and the results thereof including the resulting Exercise Price; provided that, if the Corporation has given notice under 0 covering all the relevant facts in respect of such event, no such notice need be given under this 0.

NOTICE OF SPECIAL MATTERS

The Corporation covenants that, so long as any Warrant remains outstanding, it will give notice to the Warrantholder of its intention to fix the record date for any event referred to in 1(a)(x), 1(a)(xii), (xiii) or 1(a)(xiv) (other than the subdivision, redivision, reduction, combination or consolidation of its Common Shares) which may give rise to an adjustment of the Exercise Price. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than twenty-one calendar days prior to such applicable record date.

NO ACTION AFTER NOTICE

The Corporation covenants that it will not close its transfer books or take any other corporate action which might deprive the holder of the opportunity to exercise its right of acquisition pursuant thereto during the period of twenty-one calendar days after the giving of the certificate or notices set forth in 0 and 0.


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OTHER ADJUSTMENTS

In case the Corporation after the date hereof shall take any action affecting the Common Shares, other than an action described in 0, which in the opinion of the directors would have a material adverse effect on the rights of the Warrantholder, the Exercise Price and/or the number and/or kind of Common Shares purchasable upon exercise, there shall be an adjustment in such manner, if any, and at such time, as the directors in their discretion may reasonably determine to be equitable to the Warrantholder in such circumstances. Failure by the directors to take any such action so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

PARTICIPATION BY WARRANTHOLDER

No adjustments shall be made pursuant to 0 if the Warrantholder is entitled to participate in the event described in 0 for which an adjustment would be made on the same terms, MUTATIS MUTANDIS, as if the Warrantholder had exercised its Warrants prior to, or on the effective date or record date of, such event.

EXCHANGE OF WARRANT CERTIFICATE

The Warrantholder may, at any time prior to the Expiry Date, upon surrender of this Warrant Certificate to the Corporation at the office referred to above, exchange this Warrant Certificate for other Warrant Certificates entitling the holder to acquire, in the aggregate, the same number of Common Shares as may be acquired under this Warrant Certificate.

SHAREHOLDER STATUS

The holding of the Warrants evidenced by this Warrant Certificate shall not constitute the holder hereof a shareholder of the Corporation or entitle the holder to any right or interest in respect thereof except as expressly provided in this Warrant Certificate.

TRANSFER OF WARRANTS

THE WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE MAY BE TRANSFERRED ON THE REGISTER KEPT AT THE OFFICE OF THE CORPORATION BY THE REGISTERED HOLDER HEREOF OR ITS LEGAL REPRESENTATIVES OR ITS ATTORNEY DULY APPOINTED BY COMPLETION OF THE TRANSFER FORM ATTACHED AS SCHEDULE "A" HERETO OR SUCH OTHER INSTRUMENT IN WRITING IN FORM AND EXECUTION SATISFACTORY TO THE CORPORATION. IF THE WARRANTS ARE BEING SOLD OR TRANSFERRED OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, THE LEGEND ON THIS WARRANT CERTIFICATE SHALL BE REMOVED BY PROVIDING A DECLARATION TO THE CORPORATION TO THE FOLLOWING EFFECT (OR AS THE CORPORATION MAY PRESCRIBE FROM TIME TO TIME):

         The undersigned (a) acknowledges that the sale of the Warrants to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) it is not an affiliate (as that term is defined in the U.S. Securities Act) of the issuer of the securities, (2) the offer of such securities was not made to a Person in the United States and, at the time the buy order was originated, the buyer was outside the United States, or the seller and any Person acting on its behalf reasonably believe that the buyer was outside the United States, and (3) neither the seller, nor any affiliate of the seller, nor any Person acting on their behalf, has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities. Terms herein have the meanings given to them by Regulation S under the U.S. Securities Act.


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         If any such Warrants are being transferred other than in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and other than to the Corporation, the legend shall be removed by delivery to the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or U.S. state securities laws.

THE WARRANTHOLDER MAY NOT TRANSFER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE TO MORE THAN FOUR PERSONS OR COMPANIES WITHOUT THE PRIOR CONSENT OF THE CORPORATION.

INDEMNIFICATION

In addition to any other rights or remedies to which the Warrantholder may be entitled, the Corporation agrees to and will indemnify and hold harmless the Warrantholder and its affiliates and their respective successors, assigns, officers, directors, employees, attorneys, and agents (individually and collectively, an "INDEMNIFIED PARTY") from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, reasonable attorneys' fees and expenses) and that the Indemnified Party may suffer, incur, or be responsible for, arising or resulting from any misrepresentation, breach of warranty, or nonfulfillment of any covenant or agreement on the part of the Corporation under this Warrant Certificate or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Warrantholder under this Warrant Certificate. The foregoing indemnification includes any such claims, actions, damages, costs and expenses incurred by reason of the sole, comparative or contributory negligence of the person indemnified, but excludes any of the same incurred by reason of such person's gross negligence or wilful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

GOVERNING LAW

This Warrant Certificate and the Warrants represented hereunder will be governed by the laws of the province of Alberta and the federal laws of Canada applicable therein.


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


TIME OF THE ESSENCE

Time shall be of the essence hereof.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be
signed by its duly authorized officer on           , 2003.


                                       ACETEX CORPORATION

                                       By: _____________________________________
                                           Name:
                                           Title:


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


                                  SCHEDULE "A"
                                  TRANSFER FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to __________ , Warrants of Acetex Corporation registered in the name of the undersigned on the records of Acetex Corporation represented by the attached Warrant Certificate and irrevocably appoints __________ , the attorney of the undersigned to transfer the said securities on the books of AT Plastics Inc. or on the register of Warrant transfers, with full power of substitution.


DATED the __________ day of __________ 200 _____ .


______________________________                   ______________________________
  Signature Guaranteed                            (Signature of Warrantholder)


9. Signature of the Warrantholder must be signature of the person appearing on the face of this Warrant Certificate.

10. If this Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

11. The signature on this Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

12. The Warrants shall only be transferable in accordance with applicable laws.

13. THE TRANSFER OF WARRANTS MAY RESULT IN THE COMMON SHARES OBTAINED UPON THE EXERCISE OF THE WARRANTS NOT BEING FREELY TRADEABLE IN THE JURISDICTION OF THE PURCHASER'S RESIDENCE. IN SUCH A CASE, THE CORPORATION MAY AFFIX SUCH LEGENDS AS IT MAY, UPON ADVICE OF COUNSEL, DETERMINE APPROPRIATE.


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


                                  SCHEDULE "B"
                                  EXERCISE FORM

TO:      AT PLASTICS INC.

The undersigned hereby irrevocably exercises the right to acquire, on the basis of one Common Share for one Warrant represented by this Warrant Certificate ____________________ , Common Shares of Acetex Corporation as constituted on
__________ , 2003 (or such number of Common Shares or other securities or property to which such Warrants entitle the undersigned pursuant to the provisions of the accompanying Warrant Certificate) in accordance with and subject to the provision of this Warrant Certificate and encloses herewith a certified cheque, bank draft or money order, in lawful money of Canada payable to the order of AT Plastics Inc. in the amount of $________ representing the aggregate exercise price.

         The Common Shares (or other securities or property) are to be issued as follows:


         Name: _________________________________________________________________

         Address in full: ______________________________________________________

         _______________________________________________________________________

         Number of Common Shares: ______________________________________________

         Note: If further nominees intended, please attach (and initial) schedule giving these particulars.

               DATED the __________ day of __________ , 200__.


___________________________________         ___________________________________
       Signature Guaranteed                     (Signature of Warrantholder)

___________________________________         ___________________________________
                                            Print full name

                                            ___________________________________
                                            Print full address

                                            ___________________________________


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INSTRUCTIONS:

14. The holder may exercise its right to receive Common Shares by completing this Exercise Form and surrendering the Warrant Certificate representing the Warrants being exercised, together with the aggregate exercise price, to AT Plastics Inc. at its principal office c/o Burnet, Duckworth & Palmer LLP, 1400, 350 7th Avenue SW, Calgary, Alberta. Certificates for Common Shares will be delivered or mailed within five Business Days after exercise of the Warrants. THE RIGHTS OF THE REGISTERED HOLDER HEREOF CEASE IF THE WARRANTS ARE NOT EXERCISED PRIOR TO 4:30 P.M. (CALGARY TIME) ON OR BEFORE JUNE 2, 2008.

15. If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the Warrantholder, the signature of the Warrantholder on the Exercise Form MUST be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

16. If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.


                                   SCHEDULE F

AT PLASTICS SUPPORT OBLIGATIONS

AT Plastics shall on or before July 10, 2003 prepare and deliver financial statements in U.S. dollars (prepared as a translation of convenience):

(b) Audited consolidated balance sheets at December 31, 2001 and December 31, 2002

(c) Audited consolidated statements of income, retained earnings and cash flows for the twelve month periods ending December 31, 2000, December 31, 2001 and December 31, 2002,

(d) Unaudited consolidated balance sheets at June 30, 2003 subject to auditors review sufficient for a comfort letter;

(e) Unaudited consolidated statements of income, retained earnings and cash flows for the six month periods ending June 30, 2002 and June 30, 2003 subject to auditor's review sufficient for a comfort letter;

(f) All the above statements reconciled to U.S. generally accepted accounting principles as required for Form 20F, item 17 status.


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

(g) Actuarial reports with respect to AT Plastics pension plans for funding purposes as at June 30, 2003.

AT Plastics shall provide access to its facilities, employees, executives and consultants as may be reasonably requested by Acetex to allow Acetex to complete its financing arrangements as contemplated by section 6.3(d).


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